Exhibit 10.14

FLEXIBLE EARLY PURCHASE FACILITY
(Repo Contract)

MORTGAGE LOAN REPURCHASE AGREEMENT

THIS MORTGAGE LOAN REPURCHASE AGREEMENT (“Agreement”), dated as of May 27, 2005, is by and between WASHINGTON MUTUAL BANK, a federal association (“Washington Mutual”) and SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (“Seller”).

Recitals

A.            Seller originates residential whole mortgage loans and sells such loans to one or more Takeout Investors (as defined herein) pursuant to purchase agreements and related purchase commitments.

B.            A sale of mortgage loan to a Takeout Investor is normally completed some days or weeks after the mortgage loan was originated.  The period of time between the origination of the mortgage loan and sale of it to the Takeout Investor is referred to herein as the “Post-Origination Period.”  Normally the Post-Origination Period does not exceed ninety (90) days.  During the Post-Origination Period, Seller continues to service the mortgage loan, Seller assembles documents and information concerning the mortgage loan and submits related files, and the Takeout Investor reviews the files for compliance with the applicable requirements.  Seller normally completes the sale of the mortgage loan to the Takeout Investor one (1) Business Day after the investor approves the files and determines that all other conditions precedent to the sale have been satisfied or waived.  The sale of the mortgage loan to the investor may be completed on a servicing-released basis.

C.            Washington Mutual now wishes to offer to purchase certain qualifying mortgage loans after such a mortgage loan has been originated, on a servicing-retained basis, subject to Seller’s obligation to repurchase the mortgage loan and further subject to the terms and conditions of this Agreement.

Agreement

1.             Definitions.  The following definitions apply (except to the extent such definitions are modified in an Annex):

“Acquisition Date” means, with respect to any Mortgage Loan, the date of payment by MBF to Seller of the Acquisition Price.

“Acquisition Price” means, with respect to each Mortgage Loan, an amount equal to the percentage specified in Annex 1 of the amount which the Takeout Investor has provisionally committed to pay for such Mortgage Loan in its Takeout Commitment, but in no event more than the Par Value of the Mortgage Loan.

“Act of Insolvency” means (a) the commencement by Seller or Guarantor as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or a request by Seller or Guarantor for the appointment of a receiver, trustee, custodian or similar official for Seller or Guarantor or any substantial part of its property; (b) the commencement of any such case or proceeding against Seller or Guarantor, or another’s seeking such appointment, or the filing against Seller or Guarantor of an application for a protective decree which (i) is consented to or not timely contested by Seller or Guarantor, or (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within sixty (60) days; (c) the making by Seller or Guarantor of a general assignment for the benefit of creditors; or (d) the admission in writing by Seller or Guarantor that it is unable to pay its debts as they become due, or the nonpayment of its debts generally as they become due.

“Adjusted Tangible Net Worth” means, with respect to any Person at any date, the sum of the Tangible Net Worth of such Person at such date, plus one percent (1%) of the unpaid principal balances of all Mortgage Loans at such date for which such Person owns the servicing rights, plus the unpaid principal amount of all Subordinated Debt of such Person at such date.

“Administrative Costs” means those fees, charges and expenses listed on Exhibit A.

“Affiliate” means, as to a specified Person, any other Person (a) that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person; (b) that is a director, trustee, general partner or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person; (c) that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person; or (d) of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities.

“Agencies” means FHA, FNMA, GNMA, FHLMC and VA.

“Agency Guidelines” means those requirements, standards and procedures which may be adopted by the Agencies from time to time with respect to their purchase or guaranty of residential mortgage loans, which requirements govern the Agencies’ willingness to purchase and/or guaranty such loans.

“Agreement” is defined in the preamble.

“Annual Reporting Date” is defined in Annex 1.

“Assignment in Blank” means each assignment of mortgage in recordable form and otherwise in form and substance satisfactory to MBF, executed in blank by Seller and delivered to MBF as part of the Dry Funding Documents Package or the Wet Funding Documents Package.

“Bailee Letter” means a letter substantially in the form of Exhibit K, or such other form as may be acceptable to MBF in its sole discretion, pursuant to which it will release a Mortgage Note to another Person before it has received the Repurchase Price proceeds for the related Mortgage Loan.

“Business Day” means any day other than a Saturday, Sunday or other day on which MBF is closed for business.

“Capitalized Lease” means any lease under which rental payments are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

“Capitalized Rentals” means the amount of aggregate rentals due and to become due under all Capitalized Leases under which Seller is a lessee that would be reflected as a liability on a balance sheet of Seller.

“CL” means Washington Mutual, operating through its unincorporated division commonly known as its Correspondent Lending group.

“CL Program” means Washington Mutual Correspondent Lending Program pursuant to which it may act as a Takeout Investor and purchase mortgage loans.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit H, completed, executed and submitted by Seller pursuant to subsection 13.7(c) and satisfactory in form and substance to MBF.

“Confidential Information” means, with respect to a party, information about hardware, software, screens, specifications, designs, plans, drawings, data, prototypes, discoveries, research, developments, methods, processes, procedures, improvements, “know-how”, compilations, market research, marketing techniques and plans, business plans, programs and strategies, customer names and all other information related to customers, price lists, pricing policies and financial information or other business and/or technical information and materials, in oral, demonstrative, written, graphic or machine-readable form, which is unpublished, not available to the general public or trade, and maintained as confidential and proprietary information by the disclosing party for regulatory, customer relations, and/or competitive reasons.  Confidential Information also includes such confidential and proprietary information or material belonging to a disclosing party or to which the other party may obtain knowledge or access through or as a result of the performance of its obligations under the Agreement.  Confidential Information also includes any information described above which the disclosing party has obtained in confidence from another party who treats it as proprietary or designates it as Confidential Information, whether or not owned or developed by the disclosing party.  Without limiting the foregoing, Confidential Information includes all such information provided to each party by the other party both before and after the date of this Agreement and also includes the terms of this Agreement.

“Credit File” means, with respect to a Mortgage Loan, all of the paper and documents required to be maintained pursuant to the related Takeout Commitment, and all other papers and records of whatever kind or description, whether developed or created by Seller or others, required to originate, document or service the Mortgage Loan.

“Current Assets” means, with respect to any person at any date, those assets set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or will be by their terms or disposition be converted to cash within one year of the date of calculation.

“Current Liabilities” means, with respect to any person at any date, those liabilities set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one year from the date of calculation.

“Current Ratio” means, with respect to any person at any date, the sum of the amounts set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, as Current Assets divided by the sum of the amounts set forth in such consolidated balance sheet as Current Liabilities.

“Custodial Account” is defined in Section 5.2.

“Debt” means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided, however, that, for purposes of this Agreement, there shall be excluded from Debt at any date loan loss reserves, deferred taxes arising from capitalized excess service fees, operating leases and Subordinated Debt.

“Default” means the occurrence or non-occurrence of any event that, with the giving of notice, the lapse of time, or both, would become an Event of Default.

“Default Rate” means four percent (4%) per annum over the Investment Return Rate.

“Defective Mortgage Loan” means a Mortgage Loan (i) that does not conform to any one or more of the representations or warranties made by Seller pursuant to Section 11, (ii) that is sold in a transaction in which any one or more of the representations and warranties of Seller contained in Section 12 are not true, correct and complete on the Acquisition Date, (iii) that is subject to a Takeout Commitment with respect to which Seller is in default, (iv) that is rejected or excluded for any reason (other than default by MBF) from the related Takeout Commitment by the Takeout Investor, (v) that is not purchased by the Takeout Investor in compliance with the Takeout Commitment and this Agreement at or prior to the expiration or termination of the Takeout Commitment for any reason (other than default by MBF), or (vi) is not repurchased by Seller in compliance with the provisions of Section 7.

“Dry Funding Documents Package” means, with respect to any Mortgage Loan, the applicable documents designated as such on Exhibit D, each in form and substance satisfactory to MBF in its sole discretion.

“Early Repurchase Date” is defined in Section 8.2(b).

“Effective Date” means the date this Agreement is executed by both parties (which shall conclusively be deemed to be the date appearing in the preamble absent manifest error), unless a contrary intent specifically appears herein.

“Electronic Tracking Agreement” means the Electronic Tracking Agreement substantially in the form set forth as Exhibit J hereto, by and among MBF, Seller, MERS and MERSCORP, Inc. (the “Electronic Agent”), as the same shall be amended, supplemented or otherwise modified from time to time.

“Eligible Bank” means a bank selected by Seller and approved by MBF in writing and licensed to conduct trust and other banking business in any state in which Seller conducts operations.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

“Event of Default” means any of the following events shall have occurred and be continuing:

(i)            Seller fails to remit any sum due to MBF under subsection 5.2(c) or Section 6.2 on a Remittance Date; or

(ii)           Seller fails to repurchase any Mortgage Loan at the time and for the amount required under Section 7.3 or Section 8.2; or

(iii)          in any thirty (30) day period, MBF requires Seller to repurchase Mortgage Loans pursuant to Section 8.2 having an aggregate Repurchase Price in excess of $1 million; or

(iv)          any representation or warranty made by Seller in connection with this Agreement or contained herein is inaccurate or incomplete in any material respect on or as of the date made or hereafter becomes untrue; or

(v)           Seller fails in the observance or performance of any duty, responsibility or obligation contained in this Agreement, other than a duty to remit on a Remittance Date or to repurchase a Mortgage Loan, and such failure continues unremedied for a period of thirty (30) days; or

(vi)          any Act of Insolvency occurs; or

(vii)         one or more judgments or decrees are entered against Seller involving claims not paid or not fully covered by insurance and all such judgments or decrees are not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from entry thereof; or

(viii)        any Agency, or private investor, or any other party seizes or takes control of Seller’s servicing portfolio, for breach of any servicing agreement applicable to such servicing portfolio or for any other reason whatsoever; or

(ix)           any Agency or Regulatory Authority revokes Seller’s authority to originate Mortgage Loans; or

(x)            Seller defaults under the warehouse credit agreement, if any, that Seller holds with MBF as Warehouse Lender;

(xi)           Seller or any of its Subsidiaries fails to pay when due any other Indebtedness beyond any period of grace provided, or there occurs any breach or default with respect to any material term of any other Indebtedness, if the effect of such failure, breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, Indebtedness of Seller or one of its Subsidiaries in the aggregate amount equal to or greater than the amount specified in Annex 1 to become or be declared due prior to its stated maturity including any agreed upon extension (upon the giving or receiving of notice, lapse of time, both, or otherwise);

(xii)          there is a Material Adverse Change; or

(xiii)         Seller defaults under any mortgage loan repurchase arrangement similar to this Agreement which it may have with any other party, under any mortgage loan purchase arrangement which it may have with any party under which Seller sells mortgage loans (including, if applicable, a purchase and sale contract with MBF itself), or under any warehouse lending or correspondent lending arrangement which may support its residential loan program, beyond applicable notice and grace periods.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“FHA” means the organization known as the Federal Housing Association or any successor.

“FHLMC” means the organization known as the Federal Home Loan Mortgage Corporation or any successor.

“FNMA” means the organization known as the Federal National Mortgage Association or any successor.

“GAAP” means generally accepted accounting principles in the United States consistently applied.

“GLB Act” means the Gramm-Leach Bliley Act of 1999 (Public Law 106-102, 113 Stat 1138), as it may be amended from time to time.

“GNMA” means the organization known as the Government National Mortgage Association or any successor.

“Guarantor” means the Person, if any, specified in Annex 1.

“Guaranty” means a Guaranty substantially in the form of Exhibit G, executed by Guarantor and delivered pursuant to Section 3.1.

“Hedging Arrangement” means any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement, or other contract pursuant to which Seller has protected itself from the consequences of a loss in the value of a Mortgage Loan because of changes in interest rates or in the market value of mortgage loan assets.

“Indebtedness” means and includes, without duplication, (i) all items which in accordance with GAAP, consistently applied, would be included on the liabilities side of a balance sheet on the date as of which Indebtedness is to be determined (excluding shareholders’ equity), (ii) Capitalized Rentals under any Capitalized Lease, (iii) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, and (iv) indebtedness secured by any mortgage, pledge, security interest or other Lien existing on any property owned by the Person with respect to which indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed.

“Interim Date” is defined in Annex 1.

“Investment Return Rate” means the LIBOR Rate plus the number of basis points specified in Annex 1.

“LIBOR Rate” means the rate of interest equal to the London Interbank Offered Rate for U.S. dollar deposits for an interest period of one (1) month as quoted or published by Telerate, Bloomberg or any other rate quoting service, selected by MBF in its sole discretion for an interest period of one (1) month, effective two (2) Business Days from the date of quotation.  In the event such rate quoting service ceases to be selected by MBF, MBF’s determination of the LIBOR Rate shall be conclusive and binding on Seller absent manifest error.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.)

“Litigation” means, as to any Person, any action, lawsuit, investigation, claim, proceeding, judgment, order, decree or resolution pending or threatened against or affecting such Person or the business, operations, properties or assets of such Person before, or by, any Regulatory Authority.

“Loan Purchase Detail” means a loan purchase detail, transmitted by facsimile in the form of Exhibit B (and as MBF may change said form from time to time) or transmitted electronically in an appropriate data layout, prepared by Seller, containing certain information regarding the characteristics of all Mortgage Loans being offered for sale by Seller to MBF on a particular Business Day.

“Loan Sale Confirmation” means, with respect to each Mortgage Loan purchased by MBF from Seller, a sale confirmation confirming the completion of MBF’s purchase of such

Mortgage Loan, prepared by Seller and delivered to MBF by facsimile in the form of Exhibit C (and as MBF may change said form from time to time) or delivered electronically in an appropriate data layout.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve Systems as in effect from time to time.

“Market Value” means, as of any date in respect of a Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by MBF in its sole discretion, which price may be determined to be zero.  MBF’s good faith determination of Market Value shall be conclusive upon the parties.

“Material Adverse Change” means any (i) material adverse effect upon the validity, performance or enforceability of this Agreement or the Guaranty (if any), (ii) material adverse effect upon the properties, business or condition, financial or otherwise, of Seller or Guarantor (if any), or (iii) material adverse effect upon the ability of Seller to fulfill its obligations under this Agreement or the ability of Guarantor (if any) to fulfill its obligations under the Guaranty (if any).

“Maximum Takeout Commitment Expiration Date” is defined in Annex 1.

“MBF” means Washington Mutual, operating through its unincorporated division commonly known as its Mortgage Banker Finance group, identified more completely by the contact information provided in Section 15.1.

“MERS” means the Mortgage Electronic Registration Systems, Inc., and its successors in interest.

“MERS Designated Mortgage Loan” means a Mortgage Loan that satisfies the definition of the term “MERS Designated Mortgage Loan” contained in the Electronic Tracking Agreement.

“MERS® System” has the meaning given that term in the Electronic Tracking Agreement.

“MIN” means the eighteen digit MERS Identification Number permanently assigned to each MERS Designated Mortgage Loan.

“MOM Loan” means a MERS Designated Mortgage Loan that was registered on the MERS® System at the time of its origination and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage.

“Monthly Reporting Date” is defined in Annex 1.

“Mortgage” means the mortgage, deed of trust or other instrument creating a lien on an estate in real property securing a Mortgage Note.

“Mortgage Loan” means any residential whole mortgage loan, originated not more than thirty (30) days prior to delivery to MBF, that is eligible for sale to a Takeout Investor under its Takeout Guidelines.

“Mortgage Note” means the note or other evidence of the indebtedness evidencing a Mortgage Loan.

“Mortgage Note Rate” means the per annum rate of interest stated in the Mortgage Note.

“Mortgaged Property” means the property subject to the lien of the Mortgage securing a Mortgage Note.

“Mortgagor” means the obligor on a Mortgage Note.

“NASD” means the National Association of Securities Dealers or any successor agency or authority.

“OTS” means the Office of Thrift Supervision or any successor agency or authority.

“Par Value” means the unpaid principal balance of a Mortgage Loan on the date of determination.

“Person” means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Post-Origination Period” is defined in Recital B.

“Property Charges” means all taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents.

“Regulatory Authority” means, with respect to any Person, any governmental or quasi-governmental department, commission, board, regulatory authority, bureau, agency or instrumentality, domestic, foreign, federal, state or municipal (including, without limitation, the OTS, FDIC, SEC or the NASD), any court or arbitration panel, or any private body having regulatory jurisdiction over such Person or its business or assets (including any insurance company or underwriter through whom such Person has obtained insurance coverage).

“Remittance Date” means, with respect to each Mortgage Loan, the first (1st) day of each month.

“Repurchase Date” means, with respect to a Mortgage Loan, the date that Seller remits the Repurchase Price to MBF.

“Repurchase Price” means, for any Mortgage Loan, the Acquisition Price for such Mortgage Loan, plus the aggregate amount obtained by the daily application of the Investment Return Rate to the Acquisition Price for such Mortgage Loan on a 360-day-per-year basis for the actual number of days in the period from the Acquisition Date to and excluding the Repurchase Date, plus the amount of any then-unpaid Administrative Costs with respect to such Mortgage Loan, plus the amount of any then-unpaid Successor Servicer Costs with respect to such Mortgage Loan, if any, plus the amount of any accrued but unpaid Default Rate interest under subsection 5.2(g).

“Requirement of Law” means, with respect to any Person, any law, ordinance, requirement, order, direction, rule, regulation, decision, ruling, writ, injunction, instruction, resolution, decree, or other similar document, instrument or directive, whether currently existing or promulgated hereafter, of any Regulatory Authority, or any requirement of the organizational documents of such Person.

“Scheduled Repurchase Date” means, with respect to a Mortgage Loan, the earlier of (i) the date that is the number of days following the Acquisition Date specified in Annex 1, and (ii) the date of the expiration of the Takeout Commitment for such Mortgage Loan, subject to acceleration as provided in subsection 8.3(c).

“SEC” means the United States Securities and Exchange Commission or any successor agency or authority.

“Seller” is defined in the preamble.

“Seller Guide” means the Washington Mutual Correspondent Lending Seller Guide used in the CL Program, as it may be revised by CL from time to time.  (On the Effective Date, the Seller Guide is available in a hard copy format from CL and may be downloaded from CL’s website, www.wamubuys.com.)  In the event CL issues a revised version of the Seller Guide or makes other revisions after the Effective Date which change the chapter numbers of the Seller Guide, the references to certain chapter number of the Seller Guide in this document shall be read as references to the successor numbers, for the same text, in the revised Seller Guide.

“Seller’s Account” means Seller’s Funding Account or Seller’s Operating Account.

“Seller’s Concentration Limit” means the amount specified in Annex 1.

“Seller’s Funding Account” means the account established by Seller at Washington Mutual and under the control of MBF, through which Acquisition Prices will be paid by deposit, and amounts due from Seller to MBF may be paid by withdrawal.

“Seller’s Operating Account” means the account established by Seller at Washington Mutual and under the control of Seller, to which funds will be transferred from Seller’s Funding Account, from time to time, through which Servicing Fees due from MBF to Seller may be paid by deposit, and through which amounts due from Seller to MBF may be paid by withdrawal.

“Seller’s Power of Attorney” means a limited power of attorney substantially in the form of Exhibit E, executed by Seller with regard to Mortgage Loans and delivered pursuant to Section 3.1

“Servicing Fee” means, with respect to a Mortgage Loan, the sum of all amounts deposited in the Custodial Account between the Acquisition Date and the Repurchase Date, other than escrow payments for Property Charges.

“Settlement Amount” is defined in subsection 7.4(a).

“Shipping Instructions” mean the advice prepared by Seller and sent to MBF by facsimile or electronically which instructs MBF to send Mortgage Note(s) to another Person.  This advice shall include, for each such Mortgage Note, the loan number of the corresponding Mortgage Loan, the Mortgagor’s name, the current loan amount, and applicable delivery instructions for the Takeout Investor.

“Statement Date” is defined in subsection 3.1(c).

“Subordinated Debt” means, with respect to any Person, all Indebtedness of such Person, for borrowed money, which is, by its terms (which terms shall have been approved by MBF) or by the terms of a subordination agreement, in form and substance satisfactory to MBF, effectively subordinated in right of payment to all other present and future obligations and all indebtedness of such Person, of every kind and character, owed to MBF.

“Subsidiary” means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election or directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof

“Successor Servicer” is defined in subsection 5.1(d).

“Successor Servicer Costs” means the costs incurred by MBF in transferring the servicing of a Mortgage Loan to a Successor Servicer pursuant to subsection 5.1(d) and all the amounts paid or payable to the Successor Servicer for servicing the Mortgage Loan until the date on which the Mortgage Loan is repurchased by Seller.

“Takeout Commitment” means an irrevocable commitment issued by a Takeout Investor to acquire one or more Mortgage Loans on or before a specified delivery date or expiration date, which shall in no event exceed the Maximum Takeout Commitment Expiration Date, which shall be in form and substance acceptable to MBF in its sole discretion.

“Takeout Funding” means the completion of all of the transactions required to be completed on the Takeout Funding Date.

“Takeout Funding Advice” means the statement, in form and substance acceptable to MBF, prepared either by the Takeout Investor pursuant to the applicable Takeout Commitment or Seller, as the case may be, and delivered to Seller or MBF on or before the Takeout Funding Date itemizing, for a particular Mortgage Loan or group of Mortgage Loans, the aggregate net funds that will be paid by the Takeout Investor to Seller.  This statement will identify each Mortgage Loan to be purchased by the Takeout Investor as part of the proposed Takeout Funding by the Mortgagor’s name, confirm that net amount to be disbursed at the Takeout Funding for each such Loan, and state the Business Day on which the Takeout Funding shall occur.

“Takeout Funding Date” means the date on which the Takeout Investor acquires ownership of a Mortgage Loan from Seller pursuant to the terms of the applicable Takeout Commitment.

“Takeout Guidelines” means (i) the eligibility requirements established by the Takeout Investor that must be satisfied by a mortgage loan originator to sell mortgage loans to the Takeout Investor, and (ii) the specifications that a mortgage loan must meet, and the requirements that it must satisfy, for the mortgage loan to qualify for the Takeout Investor’s program of mortgage loan purchases, as such requirements and specifications may be revised or supplemented from time to time.

“Takeout Investor” means any of the investors listed on Exhibit I, subject to such deletions from the list as MBF may hereafter make from time to time in its sole discretion, and such other investors as may be hereafter approved by MBF in writing from time to time in its sole discretion.  Without limitation to the foregoing, at the request of Seller, MBF may add Washington Mutual Bank, a federal association or any Affiliate or Subsidiary thereof, to Exhibit I if said entity conducts a mortgage loan purchase program that Seller wishes to utilize, and, in that event, such Washington Mutual entity shall be treated as an unrelated “Takeout Investor” by both parties for all purposes hereunder.  MBF may (but is not required to) issue an amended and restated Exhibit I from time to time to reflect its deletions from and additions to this list.

“Tangible Net Worth” means, without respect to any Person at any date, the sum of total shareholders’ equity in such Person (including capital stock, additional paid-in capital, and retained earnings, but excluding treasury stock, if any), on a consolidated basis; provided, however, that, for purposes of this definition, there shall be excluded from assets the following:  the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, and capitalized servicing rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in subsection 3.1(c) hereof; advances of loans to Affiliates; investments in Affiliates; assets pledged to secure any liabilities not included in the Debt of such Person; and those other assets which would be deemed by the Agencies to be non-acceptable in calculating adjusted net worth in accordance with their requirements as in effect as of such date.

“Term” means the period between the Effective Date and the date on which this Agreement shall be terminated in accordance with the provisions of Section 14.

“UCC” means the Uniform Commercial Code as then in effect in the applicable jurisdiction.

“VA” means the organization known as the Department of Veteran Affairs or any successor.

“Warehouse Lender” means any party (including MBF) providing interim financing to Seller in any fractional amount for the purpose of originating or purchasing mortgage loans, which lender has a security interest in the Mortgage Loan(s) as collateral for the obligations of Seller to such lender.

“Warehouse Lender’s Release” means a letter or document, substantially in the form of Exhibit F or in such other form as MBF may have approved in advance, from a third-party Warehouse Lender to MBF conditionally releasing (or agreeing to release) all of said Warehouse Lender’s right, title and interest in the Mortgage Loan(s) identified therein upon receipt of payment by the Warehouse Lender.

“Warehouse Lender’s Wire Instructions” means written or electronic instructions in form reasonably acceptable to MBF, delivered by a Warehouse Lender to MBF and setting forth the bank wire coordinates to be used for the payment of all amounts due and payable to such Warehouse Lender hereunder.

“Washington Mutual” is defined in the preamble.

“Wet Funding” means the purchase of a Mortgage Loan that is originated by Seller on the Acquisition Date under escrow arrangements satisfactory to MBF pursuant to which Seller is permitted to use the Acquisition Price proceeds to close the Mortgage Loan.

“Wet Funding Deadline” means the Business Day specified in Annex 1.

“Wet Funding Documents Package” means, with respect to any Mortgage Loan, the documents designated as such on Exhibit D, each in form and substance satisfactory to MBF in its sole discretion.

“Wet Funding Sublimit” means the amount specified in Annex 1.

2.             Purchase and Sale.  Seller agrees to sell to MBF, and MBF agrees to purchase from Seller, from time to time, on a servicing-retained basis, Mortgage Loans on the terms and conditions of this Agreement, subject to the obligation of Seller to repurchase such Mortgage Loans.  In no event shall MBF be required to purchase any Mortgage Loan if the Acquisition Price of such Mortgage Loan, when combined with the aggregate Acquisition Price of all Mortgage Loans purchased hereunder and then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the Seller’s Concentration Limit.  In no event shall MBF be required to purchase any Mortgage Loan in a Wet Funding if the Acquisition Price of such Mortgage Loan, when combined with the aggregate Acquisition Price of all Mortgage Loans purchased in Wet Fundings and then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the Wet Funding Sublimit.  With respect to any Mortgage Loans sold hereunder that were originated for sale to CL under the CL Program, additional terms and conditions applicable to the purchase and sale of such Mortgage Loans are contained in Annex 3.

3.             Purchase Procedures.

3.1           Initial Conditions Precedent.  MBF shall not be obligated to purchase any Mortgage Loan under this Agreement until MBF shall have first received the following documents, each of which shall be in form and substance satisfactory to MBF, except to the extent waived by MBF in its sole discretion:

(a)           this Agreement and the Seller’s Power of Attorney, each duly executed by Seller, and the Guaranty, duly executed by Guarantor, each dated as of the date hereof;

(b)           one or more certificates of Seller’s corporate secretary attesting to certain factual matters, certifying the text of Seller’s articles or certificate of incorporation and bylaws or other governing charter documents, certifying the text of the resolution(s) of the board of directors or managers of Seller authorizing the execution, delivery and performance of this Agreement, and certifying the incumbency and the signatures of those officers of Seller authorized to execute and deliver, on behalf of Seller, this Agreement, each Mortgage Note endorsement, each Assignment in Blank, and all other instruments or documents to be executed and delivered pursuant hereto (MBF being entitled to rely thereon until a new certificate has been furnished to MBF upon which MBF shall thereafter be entitled to rely);

(c)           one or more certificates of Guarantor’s corporate secretary attesting to certain factual matters, certifying the text of Guarantor’s articles or certificate of incorporation and bylaws, certifying the text of the resolution(s) of the board of directors of Guarantor authorizing the execution, delivery and performance of this Agreement and the Guaranty, and certifying the incumbency and the signatures of those officers of Guarantor authorized to execute and deliver, on behalf of Guarantor, this Agreement, the Guaranty and all other instruments or documents to be executed and delivered by Guarantor pursuant hereto (MBF being entitled to rely thereon until a new certificate has been furnished to MBF upon which MBF shall thereafter be entitled to rely);

(d)           financial statements of Seller (and, if applicable, its Subsidiaries, on a consolidated basis) containing a balance sheet as of the most recent fiscal year-end of Seller (the “Statement Date”) and related statements of income, changes in stockholders’ equity and cash flows for the period ended on the Statement Date, and a balance sheet as of the Interim Date and related statement of income for the period ended on the Interim Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and, in the case of the statements as of the Statement Date, audited by independent certified public accountants of recognized standing acceptable to MBF; and

(e)           such other financial statements, public record search reports, legal opinions and other documents and statements as MBF may require under the circumstances.

3.2           Conditions Precedent.  MBF’s obligation to purchase any Mortgage Loan shall be subject to satisfaction (or waiver by MBF in its sole discretion) of the following conditions precedent:

(a)           the Loan Purchase Detail, the Loan Sale Confirmation, and the documents in the Dry Funding Documents Package or the Wet Funding Documents Package for the Mortgage Loan have been received by MBF and are in form and substance satisfactory to MBF;

(b)           no Default or Event of Default has occurred and is continuing;

(c)           all of Seller’s representations and warranties are (and will be on the proposed Acquisition Date) accurate in all respects;

(d)           purchase of the Mortgage Loan shall not cause Seller to exceed Seller’s Concentration Limit, the Wet Funding Sublimit or any other Sublimit or Sub-sublimit with respect to such type of Mortgage Loan established by an Annex to this Agreement applicable to such Mortgage Loan;

(e)           this Agreement, the applicable Takeout Commitment, the Seller’s Power of Attorney, and the Guaranty have not been terminated or revoked, and each remains in full force and effect; and

(f)            If any Mortgage Loan to be purchased by MBF is a MERS Designated Mortgage Loan, then (i) MBF shall have received in form and substance satisfactory to MBF the Electronic Tracking Agreement duly executed by Seller, MERS and the Electronic Agent, (ii) Seller shall be a member of MERS in good standing, and (iii) the Takeout Investor shall be a member of MERS in good standing.

3.3           Deliverables.  Seller will give MBF not less than one (1) Business Day prior notice that it intends to offer a particular Mortgage Loan for sale to MBF hereunder.  Seller shall transmit (either electronically or via facsimile transmission) or deliver to MBF a Loan Purchase Detail and a Loan Sale Confirmation for the Mortgage Loan, and it shall deliver or cause to be delivered to MBF either the Dry Funding Documents Package or the Wet Funding Documents Package for the Mortgage Loan.  At its request for its convenience, Seller is authorized to deliver to MBF each Loan Sale Confirmation electronically without an original signature thereon, and each Loan Sale Confirmation so delivered is incorporated herein by this reference and fully effective and binding on Seller even though without such a signature when it is released to MBF at closing pursuant to Section 3.5 or Section 3.6, as applicable.

3.4           Assignment of Takeout Commitment.  The sale of each Mortgage Loan to MBF shall include Seller’s rights under the applicable Takeout Commitment to deliver the Mortgage Loan to the Takeout Investor and to receive the net sum therefor specified in the Takeout Commitment from the Takeout Investor.  Effective on and after the Acquisition Date for each Mortgage Loan purchased by MBF hereunder, Seller assigns to MBF, free and clear of any security interest, lien, claim or encumbrance of any kind, all of Seller’s right, title and interest in any applicable Takeout Commitment for such Mortgage Loan.

3.5           Dry Funding Closing.  The provisions of this Section 3.5 shall apply only to the purchase of Mortgage Loans with respect to which Section 3.6 does not apply.  Not later than one (1) Business Day after receipt of the Loan Purchase Detail, the Loan Sale Confirmation and a Dry Funding Documents Package, and subject to satisfaction or waiver of the conditions precedent stated in Sections 3.1 and 3.2, MBF shall complete the purchase of the Mortgage Loan by payment of the Acquisition Price for the Mortgage Loan, by transfer of immediately available funds into Seller’s Funding Account or as provided in Section 4, as applicable.  Simultaneously with payment by MBF of the Acquisition Price, Seller shall convey to MBF absolutely, and not by way of collateral assignment, all rights, title and interest in and to the Mortgage Loan, free and clear of any lien, claim or encumbrance (such conveyance in the case of MERS Designated Mortgage Loans shall be made in accordance with the requirements of the MERS® System), subject to Seller’s retention of servicing rights with respect to the Mortgage Loan and subject also to the right of Seller to repurchase the Mortgage Loan as herein provided.  The Loan Sale Confirmation and the documents in the Dry Funding Documents Package previously delivered by Seller are unconditionally released to MBF upon payment of the Acquisition Price.  MBF may elect, in its sole discretion, not to complete and record an Assignment in Blank for the sole purpose of facilitating the servicing of the related Mortgage Loan.  In such event, Seller agrees until further notice to remain the last named payee or endorsee of such Mortgage Note and the mortgagee or assignee of record of such Mortgage in trust for the sole and exclusive benefit of MBF.

3.6           Wet Funding Closing.  The provisions of this Section 3.6 shall apply only to the purchase of Mortgage Loans with respect to which “Wet Funding” is indicated as the purchase method in the applicable Loan Purchase Detail.  Not later than one (1) Business Day after receipt of the Loan Purchase Detail, the Loan Sale Confirmation and a Wet Funding Documents Package, and subject to satisfaction or waiver of the conditions precedent stated in Sections 3.1 and 3.2, MBF shall complete the purchase of the Mortgage Loan by payment of the Acquisition Price for the Mortgage Loan, by transfer of immediately available funds into Seller’s loan closing escrow and the closing of that escrow in accordance with escrow instructions.  Simultaneously with release of the Acquisition Price proceeds in such escrow, Seller shall convey to MBF absolutely, and not by way of collateral assignment, all rights, title and interest in and to the Mortgage Loan free and clear of any lien, claim or encumbrance (such conveyance in the case of MERS Designated Mortgage Loans shall be made in accordance with the requirements of the MERS® System), subject to Seller’s retention of servicing rights with respect to the Mortgage Loan and subject also to the right of Seller to repurchase the Mortgage Loan as herein provided.  The Loan Sale Confirmation and the documents in the Wet Funding Documents Package previously delivered by Seller are unconditionally released to MBF upon close of the escrow.  Seller shall deliver a Dry Funding Documents Package for the Mortgage Loan not later than the Wet Funding Deadline.  MBF may elect, in its sole discretion, not to complete and record an Assignment in Blank for the sole purpose of facilitating the servicing of the related Mortgage Loan.  In such event, Seller agrees until further notice to remain the last named payee or endorsee of such Mortgage Note and the mortgagee or assignee of record of such Mortgage in trust for the sole and exclusive benefit of MBF.

3.7           Post-Closing.  If, at any time after payment of the Acquisition Price, Seller holds or receives any documents or funds relating to a purchased Mortgage Loan, Seller agrees to immediately notify MBF and to segregate and hold such documents and/or funds in trust for MBF and to deliver such documents or funds at the time and as required by other provisions of this Agreement or as directed by MBF.  The parties acknowledge that, so long as Seller is servicing the Mortgage Loan pursuant to Section 5, Seller may be required to retain possession of such documents or funds solely in its capacity as Mortgage Loan servicer.

4.             Warehouse Lender Arrangements.  If a Mortgage Loan to be sold and purchased hereunder has been previously assigned or pledged by Seller to a Warehouse Lender in connection with any interim financing thereof, then, as applicable (i) if MBF is the Warehouse

Lender, the amount owing to the Warehouse Lender on the Acquisition Date shall be satisfied by internal application of sale proceeds, in which event MBF will transfer into Seller’s Funding Account only the balance, if any, of the Acquisition Price after such application; or (ii) if the Warehouse Lender is a third party, MBF will transfer the full amount of the Acquisition Price in Seller’s Funding Account but will promptly wire transfer from that account the amount due to the third party Warehouse Lender in accordance with the Warehouse Lender’s Wire Instructions.  If any balance of the Acquisition Price remains in Seller’s Funding account after the Warehouse Lender has been repaid in full in accordance with the foregoing, that balance shall be transferred by MBF in immediately available funds, from Seller’s Funding Account to Seller’s Operating Account.

5.             Servicing of Mortgage Loans and Related Provisions.

5.1           Servicing of Mortgage Loans.

(a)           As a condition of purchasing a Mortgage Loan, MBF requires Seller to service such Mortgage Loan as agent for MBF for the entire period between the Acquisition Date and the Repurchase Date or the Takeout Funding Date of the Mortgage Loan on the following terms and conditions:

(i)            Seller shall service and administer the Mortgage Loan on behalf of MBF in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with all applicable requirements of the Agencies, Requirements of Law and the requirements of any applicable Takeout Commitment and the Takeout Investor, so that the eligibility of the Mortgage Loan for purchase under such Takeout Commitment is not voided or reduced by such servicing and administration;

(ii)           Subject to subsection 5.1(d), Seller shall at all times maintain and safeguard the Credit File for the Mortgage Loan (including photocopies of the documents delivered to MBF pursuant to Section 3.3), and accurate and complete records of its servicing of the Mortgage Loan; Seller’s possession of such Credit File being for the sole purpose of servicing such Mortgage Loan and such retention and possession by Seller being in a custodial capacity only;

(iii)          MBF may, at any time during Seller’s business hours on reasonable notice, examine and make copies of such documents and records;

(iv)          At MBF’s request, Seller shall promptly deliver to MBF reports regarding the status of any Mortgage Loan being serviced by Seller, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days or such other circumstances that could cause a material adverse effect on such Mortgage Loan, MBF’s title to such Mortgage Loan or the collateral securing such Mortgage Loan; Seller may be required to deliver such reports until the repurchase or the Takeout Funding Date of the Mortgage Loan by Seller; and

(v)           Seller shall immediately notify MBF if it becomes aware of any payment default that occurs under the Mortgage Loan.

(b)           Seller shall not attempt to sell or transfer any rights to service a Mortgage Loan without the prior consent of MBF.

(c)           Seller shall release its custody of the contents of any Credit File only in accordance with the written instructions of MBF, except when such release is required as incidental to Seller’s servicing of the Mortgage Loan, is required to complete the Takeout Funding or comply with the Takeout Guidelines, or as required by Requirements of Law.

(d)           MBF reserves the right to appoint a successor servicer to service any Mortgage Loan (each a “Successor Servicer”) upon the occurrence of an Event of Default or if MBF reasonably believes Seller has failed to service the Mortgage Loans consistent with the usual and customary practices of experienced mortgage loan servicers.  In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related servicing records held by Seller, together with all funds in the Custodial Account and other receipts relating to such Mortgage Loan, are promptly delivered to Successor Servicer.  Seller shall have no claim for lost servicing income, lost profits or other damages if MBF appoints a Successor Servicer hereunder and the Servicing Fee is reduced or eliminated.

5.2           Custodial Account.

(a)           Seller shall establish and maintain a segregated time or demand deposit account for the benefit of MBF (the “Custodial Account”) with an Eligible Bank and shall promptly deposit into the Custodial Account all interest and/or principal payments received with respect to each Mortgage Loan sold hereunder (but not any interest accrued on such Mortgage Loan up to but not including the Acquisition Date for such Mortgage Loan), and all other receipts in respect of each Mortgage Loan sold hereunder that are payable for the benefit of the owner of such loan (including, without limitation, all escrow withholds and escrow payments for Property Charges).  Seller may use a deposit account at an Eligible Bank established to serve as a custodial account for mortgage loans that Seller services for other parties, but under no circumstances shall Seller deposit any of its own funds into the Custodial Account or otherwise commingle its own funds with funds belonging to MBF as owner of any Mortgage Loans.  In the event Seller establishes a deposit account solely for use in connection with collections on the Mortgage Loans, Seller shall name the account “[Name of Seller] as agent for Washington Mutual Bank, a federal association.”

(b)           Any interest and/or principal payments, and other amounts received with respect to a Mortgage Loan purchased hereunder (but not any interest accrued on such Mortgage Loan up to but not including the Acquisition Date for such Mortgage Loan), whether or not deposited in the Custodial Account, shall be held in trust for the exclusive benefit of MBF as the owner of such Mortgage Loan and shall be released only as follows:

(i)            after the Repurchase Price for such Mortgage Loan has been paid in full to MBF, all amounts previously deposited in the Custodial Account with respect to such Mortgage Loan and then in the Custodial Account shall be:  released by MBF to Seller in full or partial payment of the Servicing Fee or in the exercise of Seller’s right of set-off in subsection 5.2(d); transferred to the Takeout Investor or its designee if authorized by Seller; or remitted to MBF;

(ii)           if a Successor Servicer is appointed by MBF, all amounts deposited in the Custodial Account with respect to Mortgage Loans to be so serviced shall be transferred into an account established by the Successor Servicer pursuant to its agreement with MBF;

(iii)          upon the occurrence of an Event of Default hereunder, Seller shall remit all funds then held in the Custodial Account with respect to Mortgage Loans to or at the direction of MBF; and

(iv)          funds shall be remitted to MBF as provided in subsection 5.2(c).

(c)           On each Remittance Date, subject to subsection 5.2(d), Seller shall remit to MBF a portion of the funds held in the Custodial Account with respect to a Mortgage Loan for which the Repurchase Date has not yet occurred (other than principal payments on the Mortgage Note and escrow payments for Property Charges) equal to the sum determined by the daily application of the Investment Return Rate to the Acquisition Price for such Mortgage Loan on a 360-day per year basis for the actual number of days in the period since the Acquisition Date or the immediately preceding Remittance Date (whichever is later).  Such remittances shall be by wire transfer in accordance with wire transfer instructions previously given to Seller.

(d)           In lieu of the monthly wire transfer remittances of funds in the Custodial Account described in subsection 5.2(c), Seller authorizes MBF to withdraw the remittance amount each month from Seller’s Operating Account.  MBF shall notify Seller of each such withdrawal, and Seller shall have the right to set-off such withdrawn amount(s) against funds in the Custodial Account to be released to or for the benefit of MBF pursuant to subsection 5.2(b)(i).  Seller may release funds in the Custodial Account to itself in an amount equal to such withdrawal amount(s), in the exercise of such set-off right, at the time all funds in the Custodial Account are distributed pursuant to subsection 5.2(b)(i).  In the event funds in the Custodial Account are insufficient to fully reimburse Seller for such withdrawn amount(s) upon the exercise of this set-off right, MBF shall pay Seller the deficit.

(e)           Seller shall not change the identity or location of the Custodial Account without thirty (30) days prior notice to MBF.  Seller shall from time to time, at its own cost and expense, execute such directions to the depository Eligible Bank, and other papers, documents or instruments as may be reasonably requested by MBF to reflect MBF’s partial or complete ownership interest in the Custodial Account.

(f)            If MBF so requests, Seller shall promptly notify MBF of each deposit in the Custodial Account, and each withdrawal from the Custodial Account, made by it with respect to Mortgage Loans owned by MBF and serviced by Seller.  Seller shall also promptly deliver to MBF photocopies of all periodic bank statements and other records relating to the Custodial Account as MBF may from time to time request.

(g)           The amount of any remittance or transfer of funds by Seller pursuant to this Section 5, any Administrative Costs or Successor Servicer Costs payable pursuant to Section 6.2, and any repurchase price or other sum payable by Seller pursuant to

Section 8, not made when due shall bear interest from the due date until the remittance, transfer or payment is made, payable by Seller, at the lesser of the Default Rate or the maximum rate of interest permitted by law.  If there is no maximum rate of interest specified by applicable law, interest on such sums shall accrue at the Default Rate.

6.             Seller’s Continuing Duties.

6.1           Takeout Commitments.  Except to the extent superseded by this Agreement, Seller shall continue to perform all of its duties and obligations to the Takeout Investor, under any applicable Takeout Commitment and otherwise, with respect to a purchased Mortgage Loan as if such Mortgage Loan were still owned by Seller and to be sold directly by Seller to the Takeout Investor pursuant to such Takeout Commitment on the Takeout Funding Date without the intervening ownership of MBF pursuant to this Agreement.  Without limiting the generality of the foregoing, Seller shall timely assemble all records and documents concerning the Mortgage Loan required under any applicable Takeout Commitment (except that photocopies instead of originals shall be used for those documents already provided to MBF in the Dry Funding Documents Package or any Wet Funding Documents Package) and all other documents and information that may have been required or requested by the Takeout Investor, and Seller shall make all representations and warranties required to be made to the Takeout Investor.

6.2           Administrative and Successor Servicer Costs.  Not later than each Remittance Date, Seller shall pay to MBF all then-unpaid Administrative Costs incurred by it and invoiced by MBF.  Not later than the Remittance Date, Seller shall pay to MBF all Successor Servicer Costs incurred by MBF and invoiced to Seller by MBF for which reimbursement has not yet been made.

7.             Repurchase Procedures.

7.1           Note Shipment.  If Seller desires that MBF send a Mortgage Note to a Takeout Investor, rather than to Seller directly, in connection with Seller’s repurchase of the related Mortgage Loan, then Seller shall prepare and send to MBF Shipping Instructions to instruct MBF when and how to send such Mortgage Note to such Takeout Investor.  MBF shall use its best efforts to send each Mortgage Note on or before the date specified for shipment in the Shipping Instructions, which date shall be on or before the Takeout Funding Date.  If Seller instructs MBF to send a Mortgage Note before the Repurchase Date, MBF will send the Mortgage Note under a Bailee Letter.  If Seller does not provide MBF with Shipping Instructions with respect to a Mortgage Loan, MBF shall send the Mortgage Note to Seller at such time as MBF receives the provisional payment of the Repurchase Price.

7.2           Takeout Funding Advice.  Seller shall provide a photocopy of the Takeout Funding Advice with respect to each Mortgage Loan to MBF prior to or on the day of the related Takeout Funding.

7.3           Repurchase Closing.

(a)           On the Scheduled Repurchase Date or such earlier date as the parties mutually agree upon (such earlier date for all purposes shall be deemed the “Scheduled

Repurchase Date”), Seller shall (i) if such date is also the Takeout Funding Date, take or cause to be taken all actions required to be taken in accordance with the terms of the applicable Takeout Commitment, and (ii) complete the repurchase of the Mortgage Loan by provisional payment the Repurchase Price by transfer of immediately available funds into an account specified by MBF not later than 3:00 p.m. Central Time on such date in an amount equal to an estimate of the Repurchase Price (such estimate to be determined by MBF in its sole discretion based upon the most recent available information with respect to the Mortgage Loan, provided that in no event shall the estimate of the Repurchase Price be less than the Acquisition Price of such Mortgage Loan).  Funds received by MBF after said time shall be deemed received on the next Business Day.  Seller and MBF acknowledge that the provisional payment of the Repurchase Price described herein will not reflect the final calculation of the Repurchase Price.

(b)           Upon receipt of the provisional payment of the Repurchase Price, MBF (i) shall convey to Seller or its designee absolutely, and not by way of collateral assignment, all rights, title and interest in and to the Mortgage Loan free and clear of any lien, claim or encumbrance (such conveyance in the case of MERS Designated Mortgage Loans shall be made in accordance with the requirements of the MERS® System) and (ii) if a Successor Servicer has been appointed with respect to the Mortgage Loan, transfer, or cause the transfer of, the servicing of such Mortgage Loan to Seller or its designee.  Upon receipt of payment of the estimated Repurchase Price from Seller, MBF shall deliver, or cause to be delivered, to Seller or its designee all documents for the Mortgage Loan previously delivered to MBF.  MBF shall have no responsibility for the ownership or servicing of a Mortgage Loan following the repurchase of the Mortgage Loan as set forth hereunder.

(c)           Seller, or a Takeout Investor acting on behalf of Seller, may aggregate the provisional payments of the Repurchase Prices for several Mortgage Loans in one wire transfer.  Upon receipt by MBF of such amounts, MBF will attempt to match the funds received to the Mortgage Loans by reviewing the settlement information that has been supplied by Seller or the Takeout Investor in advance.  MBF will place all unidentified funds in a non-interest bearing account and will promptly contact Seller.

(d)           MBF shall pay to Seller the Servicing Fee, accrued to the Repurchase Date, for each Mortgage Loan repurchased by Seller under this Section 7.  Subject to Section 7.5, within one (1) Business Day after the completion of the repurchase of a Mortgage Loan by Seller in accordance with subsection 7.3(a), MBF shall make a provisional payment to Seller of such Servicing Fee by releasing to Seller any sum then on deposit in the Custodial Account with respect to such Mortgage Loan (other than escrowed payments for Property Charges) and, if necessary, by depositing in Seller’s Operating Account such additional sum of money as MBF may estimate in its sole discretion is due to Seller in order that Seller shall have received the estimated Servicing Fee for such Mortgage Loan.  Seller and MBF acknowledge that the provisional payment of this Servicing Fee is without prejudice to the final calculation of the Servicing Fee.

(e)           Each repurchase of a Mortgage Loan under this Section 7 shall include a release to Seller of all escrowed payments for Property Charges then in the Custodial Account and a reassignment to Seller of its rights under the applicable Takeout Commitment to deliver the applicable Mortgage Loan to the Takeout Investor and to receive the net sum therefor specified in the Takeout Commitment from the Takeout Investor.  Effective on the Repurchase Date, MBF assigns to Seller, free and clear of any security interest, lien, claim, or encumbrance of any kind, all of MBF’s right, title and interest in any applicable Takeout Commitment for the Mortgage Loan then repurchased by Seller.

7.4           Definitive Repurchase Price and Servicing Fee.

(a)           After the close of the month in which the Repurchase Date occurs for a Mortgage Loan, MBF shall make a final calculation of the Repurchase Price for such Mortgage Loan due on the Repurchase Date, all unpaid Administrative Costs and Successor Servicer Costs as of that date, and the Servicing Fee (if any) due to Seller on such date with respect to such Mortgage Loan.  MBF shall compare the final calculation of the Repurchase Price to the estimated Repurchase Price provisionally paid to MBF pursuant to subsection 7.3(a) and the final calculation of the Servicing Fee to the estimated Servicing Fee, if any, provisionally paid to Seller pursuant to subsection 7.3(d); and, if there is a difference between one or both of the estimated amounts that were provisionally paid and final calculations of such amounts actually due, MBF shall, by netting the amounts due from one party to the other, determine the final amount due from one party to the other (the “Settlement Amount”).  MBF’s final calculations of the Repurchase Price, the Servicing Fee and the Settlement Amount hereunder shall be final and binding on the parties in the absence of manifest error.

(b)           If MBF determines that the Settlement Amount with respect to a Mortgage Loan is an amount due to MBF, MBF is authorized to charge either or both of Seller’s Accounts in the amount of the Settlement Amount in order to reconcile the final payment made to MBF with the amount determined by MBF’s final calculations to have been the Repurchase Price and the final payment made to Seller with the amount determined by MBF’s final calculations to have been the Servicing Fee with respect to such Mortgage Loan.  (In the event that Seller’s Accounts do not contain sufficient funds to satisfy in whole any amount due to MBF under this subsection 7.4(b), Seller shall promptly deposit funds in Seller’s Funding Account sufficient to satisfy such amount due to MBF, and Seller shall notify MBF of each such deposit.)  If MBF determines that the Settlement Amount with respect to a Mortgage Loan is an amount due to Seller, and subject to Section 7.5 and subsection 8.3(a), MBF shall promptly pay to Seller the amount of the deficit by deposit of funds in the amount of the Settlement Amount in Seller’s Operating Account in order to reconcile the final payment made to MBF with the amount determined by MBF’s final calculations to have been the Repurchase Price and the final payment made to Seller with the amount determined by MBF’s final calculations to have been the Servicing Fee with respect to such Mortgage Loan.

7.5           Use of Custodial Account Funds.  Seller is authorized to withdraw from the Custodial Account funds held with respect to a Mortgage Loan for which a Repurchase Date has occurred, in whole or partial satisfaction of MBF’s payment obligation to Seller under subsection 7.3(d) and Section 7.4, in which event MBF’s deposit in Seller’s Operating Account pursuant to such provision may be reduced by the amount of such authorized withdrawal funds.

8.             Early Repurchase; Other Remedies.

8.1           Sale Not Caveat Emptor.  The sale of a Mortgage Loan hereunder is not caveat emptor, it being understood that MBF is expressly relying on the representations by Seller as to each Mortgage Loan provided in Section 11 and any applicable Annex, and the representations about Seller itself provided in Section 12, any applicable Annex, and in the Electronic Tracking Agreement, if applicable.

8.2           Early Repurchases.

(a)           If, after MBF purchases a Mortgage Loan, MBF determines or receives notice (whether from Seller or otherwise) that a purchased Mortgage Loan is (or has become) a Defective Mortgage Loan, MBF shall promptly notify Seller and Seller shall repurchase such purchased Mortgage Loan at the Repurchase Price on the date of repurchase.  In the case of a Wet Funding, if Seller fails to deliver a Dry Funding Documents Package for the Mortgage Loan not later than the Wet Funding Deadline, MBF may notify Seller, in which event Seller shall repurchase such purchased Mortgage Loan at the Repurchase Price on the date of repurchase.  If a Takeout Investor refuses to honor its Takeout Commitment and complete the purchase of a Mortgage Loan, for any reason, MBF may notify Seller and Seller shall repurchase such Mortgage Loan at the Repurchase Price on the date of repurchase.

(b)           If Seller becomes obligated to repurchase a Mortgage Loan pursuant to subsection (a) above, MBF shall promptly give Seller notice of such repurchase obligation and a provisional calculation of the Repurchase Price.  On the second (2nd) Business Day after such notice (the “Early Repurchase Date”), Seller shall repurchase the Mortgage Loan by making a provisional payment of the Repurchase Price in the amount of the estimated Repurchase Price, and MBF is authorized to charge either or both of Seller’s Accounts in such amount unless the parties have agreed in writing to a different method of payment.  (In the event that Seller’s Accounts do not contain sufficient funds to satisfy in whole any amount due to MBF under this subsection 8.2(b) or if the amounts due are not provided by any applicable alternative method of payment agreed upon by the parties, Seller shall promptly deposit funds in Seller’s Funding Account sufficient to satisfy such amount due to MBF, and Seller shall notify MBF of each such deposit.)  Upon receipt of the provisional payment of the estimated Repurchase Price from Seller, MBF shall deliver, or cause to be delivered, to Seller all documents for the Mortgage Loan previously delivered to MBF and, in the case of a MERS Designated Mortgage Loan, to take such steps as are necessary and appropriate to effect the transfer of the Mortgage Loan on the MERS® System.  MBF shall pay to Seller the Servicing Fee for each Mortgage Loan repurchased by Seller under this Section 8.  Subject to subsection 8.3(a), within one (1) Business Day after the completion of the repurchase of a Mortgage Loan by Seller in accordance with subsection 8.2(b), MBF shall make a provisional payment to Seller of such Servicing Fee (if any), by releasing to Seller any sum then on deposit in the Custodial Account with respect to such Mortgage Loan and, if necessary, by depositing in Seller’s Operating Account such additional sum of money as MBF may estimate in its sole discretion is due to Seller in order that Seller shall have received the estimated Servicing Fee for such Mortgage Loan.  Seller acknowledges that the provisional payment of this Servicing Fee is without prejudice to the final calculation of the Servicing Fee.

(c)           After the close of the month in which the early repurchase was completed, MBF shall make a final calculation of the Repurchase Price for the repurchased Mortgage Loan due on the Early Repurchase Date, all Administrative Costs and Successor Servicer Costs as of that date, and the Servicing Fee (if any) due to Seller with respect to such Mortgage Loan as of that date.  MBF shall then calculate the Settlement Amount (if any) due from one party to the other in the manner set forth in subsection 7.4(a), using the estimated Repurchase Price and estimated Servicing Fee (if any) provisionally paid pursuant to subsection 8.2(b) to make such calculation.  If MBF determines that the Settlement Amount with respect to a Mortgage Loan is an amount due to MBF, MBF is authorized to charge either or both of Seller’s Accounts in the amount of the Settlement Amount in order to reconcile the final payment made to MBF with the amount determined by MBF’s final calculations to have been the Repurchase Price and the final payment made to Seller with the amount determined by MBF’s final calculations to have been the Servicing Fee with respect to such Mortgage Loan.  (In the event that Seller’s Accounts do not contain sufficient funds to satisfy in whole any amount due to MBF under this subsection 8.2(c), Seller shall promptly deposit funds in Seller’s Funding Account sufficient to satisfy such amount due to MBF, and Seller shall notify MBF of each such deposit.)  If MBF determines that the Settlement Amount with respect to a Mortgage Loan is an amount due to Seller, and subject to subsection 8.3(a), MBF shall promptly pay to Seller the amount of the deficit by deposit of funds in the amount of the Settlement Amount in Seller’s Operating Account in order to reconcile the final payment made to MBF with the amount determined by MBF’s final calculations to have been the Repurchase Price and the final payment made to Seller with the amount determined by MBF’s final calculations to have been the Servicing Fee with respect to such Mortgage Loan.  MBF and Seller acknowledge that the provisional payment of this Servicing Fee is without prejudice to the final calculation of the Servicing Fee.

(d)           Each repurchase of a Mortgage Loan under this Section 8 shall include a release to Seller of all escrowed payments for Property Charges then in the Custodial Account and a reassignment to Seller of its rights under the applicable Takeout Commitment to deliver the applicable Mortgage Loan to the Takeout Investor and to receive the net sum therefor specified in the Takeout Commitment from the Takeout Investor.  Effective on the Repurchase Date, MBF assigns to Seller, free and clear of any security interest, lien, claim or encumbrance of any kind, all of MBF’s right, title and interest in any applicable Takeout Commitment for the Mortgage Loan then repurchased by Seller.

8.3           Other Remedies.

(a)           Seller hereby grants to MBF a right of set-off against the payment of any amounts that may be due and payable to MBF from Seller, such right to be upon any and all monies and property of Seller held or received by MBF or due and owing from MBF to Seller.

(b)           During the existence of an Event of Default, notwithstanding any other provision of this Agreement, Seller shall have no right to withdraw or release any funds in the Custodial Account to itself or for its benefit, nor shall it have any right to set-off any amount owed to it by MBF against funds held by it for MBF in the Custodial Account.  During the existence of an Event of Default, Seller shall promptly remit to or at the direction of MBF all funds related to the Mortgage Loans in the Custodial Account (i) on the date of the Event of Default first occurs (as required by subsection 5.2(b)(iv)) and (ii) deposited by Seller in the Custodial Account after such date pursuant to other provisions of this Agreement.

(c)           During the existence of an Event of Default, MBF may at any time, without further notice to Seller, (i) accelerate the Scheduled Repurchase Date for any or all the Mortgage Loans and declare the Repurchase Price for each such Mortgage Loan immediately due and payable, (ii) immediately sell, without demand or notice of any kind, at a public or private sale and at such price or prices as MBF may deem satisfactory, any or all the Mortgage Loans then owned by MBF and apply the proceeds thereof (net of any expenses of sale) to any amounts owing by Seller hereunder, and (iii) in its sole discretion, in lieu of selling all or a portion of such Mortgage Loans, to give Seller credit for such Mortgage Loans in an amount equal to the fair market value therefor on such date, determined by MBF in its sole discretion, and in either case upon the determination and receipt of by MBF of all such amounts owing by Seller, MBF shall transfer any remaining portion of such Mortgage Loans and proceeds thereof to Seller; provided, however, that Seller shall be liable to MBF for any deficiency if the net proceeds of all such sales and other dispositions of the Mortgage Loans are insufficient to pay all amounts owing by Seller to MBF.

9.             True Sales of Mortgage Loans.

9.1           True Sales.  FOR THE AVOIDANCE OF DOUBT, MBF AND SELLER CONFIRM THAT THE TRANSACTIONS CONTEMPLATED HEREIN ARE INTENDED TO BE TRUE SALES AND ABSOLUTE ASSIGNMENTS OF THE MORTGAGE LOANS BY SELLER TO MBF (AND THEN BY MBF TO SELLER) AND NOT BORROWINGS SECURED BY THE MORTGAGE LOANS.  MBF shall own each Mortgage Loan acquired pursuant to Section 3 hereof and have all right and entitlement appurtenant thereto, including, without limitation, the right to pledge or transfer the Mortgage Loan (subject only to any continuing obligations MBF may have to Seller hereunder), and the right to replace Seller as the servicing agent with respect to such Mortgage Loan, all on such terms as it deems appropriate.  Seller shall not take any action inconsistent with MBF’s ownership of a Mortgage Loan purchased hereunder and shall not claim any legal, beneficial or other interest in such a Mortgage Loan other than its limited right and obligation, under Section 5 hereof, to provide servicing for such Mortgage Loan.  For the avoidance of doubt, MBF may, in its sole discretion, assign all of its right, title and interest in, or grant a security interest in, any Mortgage Loan purchased hereunder.  No notice of such assignment need be given by MBF to Seller.  Assignment by MBF of a Mortgage Loan as provided in this Section 9.1 shall not release MBF from its obligations under this Agreement.

9.2           Precautionary Security Interest.  Without prejudice to the provisions of Section 9.1 and the expressed intent of the parties, in the event that, for any reason, any transaction hereunder concerning a Mortgage Loan is construed by any Regulatory Authority as a borrowing or financing, rather than a true sale and absolute conveyance of the Mortgage Loan, Seller and MBF intend and agree that MBF shall have a perfected first priority security interest in such Mortgage Loan purchased hereunder.  In such case, Seller shall be deemed to have hereby granted to MBF (and possession of any promissory notes, instruments or documents by Seller or any Successor Servicer as servicer shall constitute possession on behalf of MBF for this purpose) a security interest in and lien upon the Mortgage Loan, the Mortgage Note, any applicable Takeout Commitment, all servicing rights and other rights and privileges appurtenant thereto, the Custodial Account, and all proceeds of any and all of the foregoing.  Seller shall also be deemed to have granted to MBF a security interest in and lien upon all Hedging Arrangements applicable to such Mortgage Loan, all accounts in which those Hedging Arrangements are held, all rights to payments arising under such Hedging Arrangements, and all proceeds of any of the foregoing, except that this security interest shall apply only to rights and benefits, including rights to payments, related to that Mortgage Loan.  In such an event, Seller agrees that such security interest shall be of first priority and shall be free and clear of adverse claims, liens and interests.  In such event, this Agreement shall constitute a security agreement, and MBF shall have all of the rights of a secured party under applicable law.  Without prejudice to the provisions of Section 9.1 and the expressed intent of the parties, and merely as a precaution in the event that any transaction hereunder may be so construed, Seller authorizes MBF to file a financing statement for the above-described collateral and, at MBF’s request, Seller and MBF will enter into a precautionary control agreement with the depository Eligible Bank with respect to the Custodial Account and any account in which a Hedging Arrangement is held.

10.           Seller Representations.  All the representations and warranties made by Seller to MBF in this Agreement are binding on Seller regardless whether the subject matter thereof was under the control of Seller or a third party.  Seller acknowledges that MBF will rely upon all such representations and warranties with respect to each Mortgage Loan purchased by MBF hereunder, and Seller makes such representations and warranties in order to induce MBF to purchase the Mortgage Loans.  The representations and warranties by Seller in this Agreement with respect to a Mortgage Loan shall be unaffected by, and shall supersede, any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.  All Seller representations and warranties shall survive delivery of the Dry Funding Documents Packages, the Wet Funding Documents Packages, and the Loan Sale Confirmations, purchase by MBF of Mortgage Loans, delivery of the Credit Files, transfer of the servicing for the Mortgage Loans to a Successor Servicer, the Takeout Fundings (if any), repurchases of the Mortgage Loans by Seller (if any), and termination of this Agreement. The representations and warranties of Seller in this Agreement shall inure to the benefit of MBF and its successors and assigns, notwithstanding any examination by MBF of any Mortgage Loan documents or related files.

11.           Representations and Warranties Concerning Mortgage Loans.  By each delivery of a Loan Sale Confirmation, Seller shall be deemed to make, as of the effective date of the described sale of the Mortgage Loan or Loans (or, if another date is expressly provided in such representation or warranty, as of such other date), each of the representations and warranties set forth in Annex 2 concerning each Mortgage Loan then sold to MBF (as such representations and warranties may be modified by another Annex) and each representation and warranty concerning the Mortgage Loan set forth in another applicable Annex.

12.           Representations and Warranties Concerning Seller.  As a material inducement to enter into this Agreement and the transactions contemplated hereby, Seller represents and warrants as of the Effective Date and as of each Acquisition Date as follows:

12.1         Organization and Good Standing.  Seller and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full legal power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of Seller or any such Subsidiary.  For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which Seller transacts business.  Seller has no Subsidiaries except those identified by Seller to MBF in writing.  With respect to each such Subsidiary, Seller has accurately described to MBF its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of Seller in such Subsidiary.

12.2         Authority and Capacity.  Seller has all requisite power, authority and capacity to enter into this Agreement and to perform the obligations required of it thereunder.  This Agreement constitutes a valid and legally binding agreement of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles.  No consent, approval, authorization or order of or registration or filing with, or notice to, any Regulatory Authority is required under state or federal law prior to the execution, delivery and performance of or compliance by Seller with this Agreement or the consummation by Seller of any transaction contemplated thereby.  If Seller is a depository institution, this Agreement shall be maintained in Seller’s official records.

12.3         No Conflict.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of Seller, any of the terms, conditions or provisions of Seller’s charter or by-laws or any similar corporate documents of Seller, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Seller is now a party or by which it is bound (other than this Agreement).

12.4         Performance.  Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

12.5         Ordinary Course Transaction.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the sale, transfer, assignment and conveyance of Mortgage Loans by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

12.6         Litigation; Compliance with Laws.  There is no Litigation pending or, to Seller’s knowledge threatened, that might cause a Material Adverse Change or that might materially and adversely affect the Mortgage Loans to be sold pursuant to this Agreement.  Seller has not violated any Requirement of Law applicable to Seller that would, if violated, materially and adversely affect the Mortgage Loans to be sold pursuant to this Agreement or that might cause a Material Adverse Change.

12.7         Statements Made.  No representation, warranty or written statement made by Seller in this Agreement or in any schedule, written statement or certificate furnished to MBF by Seller in connection with this Agreement or the transactions contemplated thereunder contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

12.8         Approved Company.  Seller currently holds all approvals, authorizations and other licenses from the Takeout Investors and the Agencies required under the Takeout Guidelines (or otherwise) to originate Mortgage Loans of the types to be offered for sale to MBF hereunder.

12.9         Fidelity Bonds.  Seller has purchased fidelity bonds and policies of insurance, all of which are in full force and effect, insuring Seller, MBF and the successors and assigns of MBF in the greater of (a) $300,000, (b) that amount required by the Takeout Investor, and (c) that amount required by any other Takeout Guidelines, against loss or damage from any breach of fidelity by Seller or any officer, director, employee or agent of Seller, and against any loss or damage from loss or destruction of documents, fraud, theft, misappropriation, or errors or omissions.

12.10       Solvency.  Seller is solvent.  Seller will be solvent at all relevant times prior to, will not be rendered insolvent by, will have a valid business reason for and not have any intent to hinder, delay or defraud any of Seller’s creditors in connection with, any sale of a Mortgage Loan pursuant to this Agreement.

12.11       Reporting.  In its financial statements Seller intends to report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP.  Seller has been advised by or confirmed with its independent public accountants that such sales can be so reported under GAAP on its financial statements.

12.12       Financial Condition.  The balance sheets of Seller provided to MBF pursuant to subsection 3.1(c) hereof (and, if applicable, its Subsidiaries, on a consolidated basis) as at the Statement Date and the Interim Date, and the related statements of income, changes in stockholders’ equity, and cash flows for the periods ended on the Statement Date and the Interim Date heretofore furnished to MBF, fairly present the financial condition of Seller and its Subsidiaries as at the Statement Date and the Interim Date and the results of its and their operations for the periods ended on the Statement Date and the Interim Date.  On the Statement Date and on the Interim Date, Seller had no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against on, said balance sheets and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to MBF in writing.  Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.  Since the Statement Date, there has been no

Material Adverse Change, nor is Seller aware of any state of facts particular to Seller which (with or without notice or lapse of time or both) would or could result in any such Material Adverse Change.

12.13       Regulation U.  Seller is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any sales made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

12.14       Investment Company Act.  Neither Seller nor any of its Subsidiaries is an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.15       Agreements.  Neither Seller nor any of its Subsidiaries is a party to any agreement, instrument or indenture, or subject to any restriction, materially or adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in subsection 3.1(c) hereof.  Seller and each Subsidiary are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default would or could result in a Material Adverse Change.  No holder of any Indebtedness of Seller or of any of its Subsidiaries has given notice of any alleged default thereunder, or, if given, the same has been cured or will be cured by Seller within the cure period provided therein.  No liquidation or dissolution of Seller or any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Seller or any of its Subsidiaries or any of their respective properties is pending or, to the knowledge of Seller, threatened.

12.16       Title to Properties.  Seller and each Subsidiary of Seller has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in subsection 3.1(c) hereof, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements and not prohibited under this Agreement.

12.17       ERISA.  All plans (“Plans”) of a type described in Section 3(3) of ERISA in respect of which Seller or any Subsidiary of Seller is an “employer,” as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither Seller nor any Subsidiary of Seller has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to Seller or a Subsidiary of Seller of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA.  No Plan or trust forming a part thereof has been terminated since December 1, 1974.

12.18       Proper Names.  Seller does not operate in any jurisdiction under a trade name, division, division name or name other than those names previously disclosed in writing by

Seller to MBF, and all such names are utilized by Seller only in the jurisdiction(s) identified in such writing.

12.19       No Undisclosed Liabilities.  Other than as disclosed in the financial statements delivered pursuant to subsection 3.1(c) and Section 13.7 hereof, Seller does not have any liabilities or Indebtedness, direct or contingent, except for liabilities or Indebtedness which, in the aggregate, do not exceed the amount specified in Annex 1.

12.20       Tax Returns and Payments.  All federal, state and local income, excise, property and other tax returns required to be filed with respect to Seller’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon Seller, and Seller’s Subsidiaries and upon its property, income or franchises, which are due and payable have been paid, including, without limitation, all FICA payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller has established adequate reserves determined in accordance with GAAP, consistently applied.  The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in subsection 3.1(c) are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Seller and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which Seller, and Seller’s Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

12.21       Subsidiaries.  Seller has not issued, and does not have outstanding, any warrants, options, rights or other obligations to issue or purchase any shares of its capital stock or other securities.  The outstanding shares of capital stock of Seller have been duly authorized and validly issued and are fully paid and nonassessable.

12.22       Holding Company.  Seller is not a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

12.23       Credit Information.  Except as may be prohibited by law, Seller has full right and authority and is not precluded by law or contract from furnishing to MBF the applicable consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) and all other credit information relating to each Mortgage Loan sold hereunder, and MBF will not be precluded from furnishing such materials to the related Takeout Investor by such laws.

12.24       No Discrimination.  Seller makes credit accessible to all qualified applicants in accordance with all applicable laws and regulations.  Seller has not discriminated, and will not discriminate, against credit applicants on the basis of any prohibited characteristic, including race, color, religion, national origin, sex, marital or familial status, age (provided that the applicant has the ability to enter into a binding contract), handicap, sexual orientation or because all or part of the applicant’s income is derived from a public assistance program or because of the applicant’s good faith exercise of rights under the Federal Consumer Protection Act.  Furthermore, Seller has not discouraged, and will not discourage, the completion of any credit application based on any of the foregoing prohibited bases.  In addition, Seller has complied with all anti-redlining provisions and equal credit opportunity laws applicable under state and federal statute and regulation.

12.25       Home Ownership and Equity Protection Act.  There is no litigation, proceeding or governmental investigation existing or pending or to the knowledge of Seller threatened, or any order, injunction or decree outstanding against or relating to Seller, relating to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

12.26       CL Program.  If Seller currently originates Mortgage Loans for sale to CL under the CL Program, Seller makes each of the representations and warranties concerning Seller set forth in Annex 3.

13.           Seller’s Covenants.  Seller shall perform the following duties during the term of this Agreement:

13.1         Maintenance of Existence; Conduct of Business.  Seller shall preserve and maintain its corporate or other existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including without limitation its eligibility as lender, seller/servicer and issuer described under Section 12.8 hereof; and it shall conduct its business in an orderly and efficient manner; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.  At any time that MBF owns MERS Designated Mortgage Loans, Seller shall remain a member of MERS in good standing.

13.2         Compliance with Applicable Laws.  Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings, and with sufficient reserves established therefor.

13.3         Inspection of Properties and Books.  Seller shall permit authorized representatives of MBF to (a) discuss the business, operations, assets and financial condition of Seller and Seller’s Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, and (b) inspect all of Seller’s property and all related information and reports at Seller’s expense, all at such reasonable times as MBF may request.  Seller will provide its accountants with a photocopy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of MBF or any authorized representatives of MBF may address to them in reference to the financial condition or affairs of Seller and Seller’s Subsidiaries.  Seller may have its representatives in attendance at any meetings between the officers or other representatives of MBF and Seller’s accountants held in accordance with this authorization.

13.4         Notices.  Seller shall give prompt notice to MBF of (a) any action, suit or proceeding instituted by or against Seller or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of the amount specified in Annex 1 (except for normal collection and foreclosure proceedings initiated by Seller in connection with a Mortgage Loan or any other mortgage loan), or any such proceedings threatened against Seller or any of Seller’s Subsidiaries in writing, (b) the filing, recording or assessment of any federal, state or local tax Lien against it, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, (d) the suspension, revocation or termination of any of Seller’s licenses or eligibility as described under Section 12.8 hereof, and (e) any other action, event or condition of any nature which may result in a Material Adverse Change or which, with or without notice or lapse of time or both, will constitute a default under any other agreement, instrument or indenture to which Seller is a party or to which its properties or assets may be subject.

13.5         Payment of Debt, Taxes, etc.  Seller shall pay and perform all obligations and Indebtedness of Seller, and cause to be paid and performed all obligations and Indebtedness of its Subsidiaries in accordance with the terms thereof, and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon Seller or its Subsidiaries, or upon their respective income, receipts or properties, before the same shall become past due, as well as all lawful claims for labor, materials or supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that Seller and its Subsidiaries shall not be required to pay obligations, Indebtedness, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which Seller or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued, if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending; and provided further that book reserves adequate under GAAP shall have been established with respect thereto.

13.6         Insurance.  Seller shall maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing Agency requirements applicable to a qualified mortgage originating institution; (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by MBF, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from MBF, obtain such additional insurance as MBF shall reasonably require, all at the sole expense of Seller.  Photocopies of such policies shall be furnished to MBF without charge upon obtaining such coverage or any renewal of or modification to such coverage.

13.7         Financial Statements and Other Reports.  Seller shall deliver or cause to be delivered to MBF:

(a)           As soon as available and in any event not later than the Monthly Reporting Date, statements of income and changes in stockholders’ equity and cash flow of Seller and, if applicable, Seller’s Subsidiaries, on a consolidated basis for the immediately preceding month, and related balance sheet as at the end of the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the president and chief financial officer of Seller, subject, however, to normal year-end audit adjustments;

(b)           As soon as available and in any event not later than the Annual Reporting Date, statements of income, changes in stockholders’ equity and cash flows of Seller, and, if applicable, Seller’s Subsidiaries, on a consolidated basis for the preceding fiscal year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to MBF and prepared by an accounting firm reasonably satisfactory to MBF, or other independent certified public accountants of recognized standing selected by Seller and acceptable to MBF, as to said financial statements and a certificate signed by the president and chief financial officer of Seller stating that said financial statements fairly present the financial condition and results of operations of Seller and, if applicable, Seller’s Subsidiaries as at the end of, and for, such year;

(c)           Together with each delivery of financial statements required in this Section, a Compliance Certificate;

(d)           Photocopies of all regular or periodic financial and other reports, if any, which Seller shall file with the SEC or any governmental agency and photocopies of any audits completed by any Agency;

(e)           not less frequently that once every two (2) weeks (and more often if requested by MBF), a report in form and substance satisfactory to MBF summarizing the Hedging Arrangements then in effect with respect to all Mortgage Loans then owned by MBF and serviced by Seller (or a Successor Servicer); and

(f)            From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of Seller as MBF may reasonably request.

13.8         Limits on Corporate Distributions.  Seller shall not pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock or any redemption or other acquisition, direct or indirect, of any shares of its stock or of any warrants, rights or other options to purchase any shares of its stock, nor purchase, acquire, redeem or retire any stock or ownership interest in itself whether now or hereafter outstanding, except that, so long as no Default or Event of Default exists at such time or will occur as a result of such payment, Seller may pay Permitted Dividends as described in Annex 1.

13.9         Use of Washington Mutual’s Name.  Seller shall confine its use of Washington Mutual’s logo and the “Washington Mutual” name to those uses specifically authorized by Washington Mutual in writing.  In no instance may Seller disclose to any prospective Mortgagor, or the agents of the Mortgagor, that such Mortgagor’s mortgage loan will be offered for sale to Washington Mutual.  Seller may not use Washington Mutual’s name or logo to obtain any mortgage-related services except to identify, in general marketing and information materials, that Seller has a funding relationship with Washington Mutual.

13.10       Reporting.  In its financial statements Seller will report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP.

13.11       Debt to Adjusted Tangible Net Worth Ratio.  Seller shall not permit the ratio of Debt to Adjusted Tangible Net Worth of Seller (and, if applicable, its Subsidiaries, on a consolidated basis) to exceed the ratio specified in Annex 1 computed as of the end of each calendar month.

13.12       Minimum Adjusted Tangible Net Worth.  Seller shall not permit the Adjusted Tangible Net Worth of Seller (and, if applicable, its Subsidiaries, on a consolidated basis), computed as of the end of each calendar month, to be less than the amount specified in Annex 1.

13.13       Minimum Current Ratio.  Seller shall not permit the Current Ratio of Seller (and, if applicable, its Subsidiaries, on a consolidated basis), computed as of the end of each calendar month, to be less than the ratio specified in Annex 1.

13.14       Hedging Arrangements.  Seller shall maintain Hedging Arrangements with respect to all Mortgage Loans not the subject of Takeout Commitments reasonably satisfactory to MBF, with Persons reasonably satisfactory to MBF, in order to mitigate the risk that the market value of any such Mortgage Loan will change as a result of a change in interest rates or the market for mortgage loan assets before the Mortgage Loan is purchased by a Takeout Investor or repurchased by Seller.  Seller will use commercially reasonable efforts to cause a Person providing such a Hedging Arrangement to acknowledge MBF’s precautionary security interest in the Hedging Arrangement and related collateral granted pursuant to Section 9.2, by agreement reasonably satisfactory to MBF.

14.           Term.      This Agreement shall continue indefinitely unless and until terminated as to future transactions (a) by notice signed by either Seller or MBF and delivered to the other in compliance with Annex 1, in which event termination will not affect the obligations hereunder and under the Guaranty as to any Mortgage Loan with respect to which a Loan Purchase Detail, a Loan Sale Confirmation, a Dry Funding Documents Package, or a Wet Funding Documents Package has been delivered by Seller pursuant to the terms of this Agreement prior to said notice; or (b) by notice of immediate termination from MBF following the occurrence of, and during the continuance of, an Event of Default; provided, however, that termination shall be immediately effective, without the necessity of a notice from MBF, upon the occurrence of an Act of Insolvency.  Termination will not affect the obligations hereunder and under the Guaranty as to any Mortgage Loans purchased prior to the effective date of such termination.

15.           Notices; Service.

15.1         Notices.  All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or mailed, first class, return receipt requested, postage prepaid, or delivered by overnight courier, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a notice to the other.  All such communications shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight courier, or if mailed on the third Business Day after being deposited in the mails, addressed to the applicable address specified in Annex 1, or to such other address(es) or telex or telecopier number(s) as the party to be served may direct by notice to the other party in the manner hereinabove provided.

15.2         Intentionally deleted.

16.           Fees and Expenses; Indemnity.

16.1         Fees and Expenses.  Seller will promptly pay all out-of-pocket costs and expenses incurred by MBF, including without limitation reasonable attorneys’ fees, in connection with (i) preparation, negotiation, documentation and administration of this Agreement and the Guaranty and purchase and resale of Mortgage Loans by MBF hereunder, (ii) protection of the Mortgage Loans purchased hereunder (including, without limitation, all costs of filing or recording any assignments, financing statements and other documents), and (iii) enforcement of MBF’s rights hereunder and under the Guaranty (including, without limitation, costs and expenses suffered or incurred by MBF in connection with any Act of Insolvency related to Seller, appeals and any anticipated post-judgment collection services).

16.2         Indemnity.  In addition to its other rights hereunder, Seller shall indemnify MBF and MBF’s directors, officers, agents and employees against, and hold MBF and each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by MBF or any of them arising out of, resulting from, or in any manner connected with, the purchase by MBF of any Defective Mortgage Loans.  The provisions of Section 16 shall survive the termination of this Agreement.

17.           Confidential Information.

17.1         Restrictions on Use of Confidential Information.  Seller and MBF agree not to use Confidential Information of the other for any purpose other than the fulfillment of its obligations under the Agreement.  Seller and MBF shall not disclose, publish, release, transfer or otherwise make available Confidential Information of the other in any form to, or for the use or benefit of, any Person without the other’s consent.  Seller and MBF shall, however, be permitted to disclose relevant aspects of the other’s Confidential Information to its officers, agents, subcontractors, and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under the Agreement and such disclosure is not prohibited by the GLB Act, the regulations promulgated thereunder or other applicable law; provided, however, that Seller and MBF shall take all reasonable measures to ensure that Confidential Information of the other is not disclosed or duplicated in contravention of these provisions by such officers, agents, subcontractors and employees.  Seller and MBF further agree promptly to advise the other in writing of any misappropriation, or unauthorized disclosure or use by any person of Confidential Information which may come to its attention and to take all steps reasonably requested by the other to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.  If the GLB Act, the regulations promulgated hereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this Section.

17.2         Controls on Confidential Information.  Seller and MBF shall establish commercially reasonable controls to ensure that the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Section, the GLB Act or any other applicable privacy laws and regulations.  Without limiting the foregoing, Seller and MBF shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of the Confidential Information, (ii) protect against any threats or hazards to the security and integrity of the Confidential Information and (iii) protect against any unauthorized access to or use of the Confidential Information.  Seller and MBF shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308 364, 568 and 570.  To the extent that any duties and responsibilities under the Agreement are delegated to an agent or other subcontractor, reasonable steps shall be taken to ensure that such agents and subcontractor adhere to the same requirements.  Seller and MBF will not make any more copies of the other’s written or graphic materials containing Confidential Information than is necessary for its use under the terms of the Agreement, and each such copy shall be marked with the same proprietary notices as appear on the originals.

17.3         Audits.  Seller and MBF shall have the right, during regular office hours and upon reasonable notice, to audit the other party to ensure compliance with the terms of the Agreement, GLB and other privacy laws and regulations.

17.4         Confidential Information Not Subject to Restrictions.  Notwithstanding anything to the contrary contained herein, neither Seller nor MBF shall have any obligation with respect to any Confidential Information of the other party, or any portion thereof, which the receiving party can establish by competent proof:

(i)

is or becomes generally known to companies engaged in the same or similar businesses as the parties hereto on a non-confidential basis, through no wrongful act of the receiving party;

(ii)

is lawfully obtained by the receiving party from a third party which has no obligation to maintain the information as confidential and which provides it to the receiving party without any obligation to maintain the information as proprietary or confidential;

(iii)

was known prior to its disclosure to the receiving party without any obligation to keep it confidential as evidenced by the tangible records kept by the receiving party in the ordinary course of its business;

(iv)

is independently developed by the receiving party without reference to the disclosing party’s Confidential Information; or

(v)                                 is the subject of a written agreement whereby the disclosing party consents to the use or disclosure of such Confidential Information.

17.5         Required Disclosures.  If a receiving party or any of its representatives shall be under a legal obligation in any administrative or judicial circumstance to disclose any Confidential Information, the receiving party shall give the disclosing party prompt notice so that the disclosing party may seek a protective order and/or waive the duty of nondisclosure; provided that in the absence of such order or waiver, if the receiving party or any such representative shall, in the opinion of its counsel, stand liable for contempt or suffer other censure or penalty for failure to disclose, disclosure pursuant to the order of such tribunal may be made by the receiving party or its representative without liability hereunder.

17.6         Continued Restrictions.  For as long as Seller or MBF continues to possess or control Confidential Information furnished by the other, and for so long as the Confidential Information remains unpublished, confidential and legally protectable as the property of the disclosing party, except as otherwise specified herein, the receiving party shall make no use of such Confidential Information whatsoever, notwithstanding the termination or expiration of the Agreement.  Seller and MBF acknowledge their understanding that the termination or expiration of the Agreement shall not be deemed to give either a right or license to use or disclose the Confidential Information of the other.  Any materials or documents, including copies that contain Confidential Information, shall be promptly returned when necessary to prevent disclosure of the Confidential Information to third parties.

17.7         Injunctive Relief Permitted.  It is agreed that the unauthorized disclosure or use of any Confidential Information may cause immediate or irreparable injury to the party providing the Confidential Information, and that such party may not be adequately compensated for such injury in monetary damages.  Seller and MBF therefore acknowledge and agree that, in such event, the other shall be entitled to seek any temporary or permanent injunctive relief necessary to prevent such unauthorized disclosure or use, or threat of disclosure or use, and each consents to the jurisdiction of any federal or state court of competent jurisdiction sitting in Seattle, Washington for purpose of any suit hereunder and to service of process therein by certified or registered mail, return receipt requested.

18.           Modifications, Consents and Waivers; Entire Agreement.  No modification, amendment or waiver of, or with respect to, any provision of this Agreement or any other instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by Seller or MBF from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by MBF and Seller.  Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No consent to or demand on Seller in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.  This Agreement embodies the entire agreement and understanding between MBF and Seller on the subject hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

19.           Remedies Cumulative.  Each and every right granted to MBF hereunder or under any other document delivered hereunder or in connection herewith, or allowed MBF by law or equity, shall be cumulative and may be exercised from time to time.  No course of dealing on the part of MBF, nor any failure on MBF’s part to exercise, nor any delay in exercising, any right shall operate as a waiver thereof or otherwise prejudice the rights, powers and remedies of MBF.  No single or partial exercise of any right shall preclude any other or future exercise thereof or the exercise of any other right.  The due payment and performance of Seller’s obligations hereunder shall be without regard to any counterclaim, right of offset or any other claim whatsoever which Seller may have against MBF and without regard to any other obligation of any nature whatsoever which MBF may have to Seller, and no such counterclaim or offset shall be asserted by Seller, in any action, suit or proceeding instituted by MBF to enforce this Agreement.

20.           Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

21.           Governing Law.  THIS AGREEMENT IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, INTERPRETATION, VALIDITY, ENFORCEMENT AND PERFORMANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

22.           Severability.  The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect any other clause or provision or such clause or provision in any other jurisdiction.

23.           Binding Effect; Assignment or Delegation.  This Agreement shall be binding upon and shall inure to the benefit of Seller, MBF and their respective successors and permitted assigns.  It is expressly agreed that MBF may assign its right to enforce this Agreement as to any Mortgage Loan to any party that subsequently purchases such Mortgage Loan from MBF or provides financing to MBF with respect to such Mortgage Loan.  The rights and obligations of Seller under this Agreement shall not be assigned or delegated without the prior written consent of MBF, which consent may be withheld in MBF’s sole discretion, and any purported assignment or delegation without such consent shall be void.

24.           Annexes, Exhibits and Riders.  All Annexes, Exhibits and Contract Riders attached hereto are incorporated in this Agreement by this reference.

25.           Time of the Essence.  Any payment, remittance or transfer of funds due hereunder by one party to the other (or to a designated third party) due on a day that is not a Business Day shall be made on the next succeeding Business Day.  TIME IS OF THE ESSENCE WITH REGARD TO THE PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT.

[Signature Page Follows]

WASHINGTON MUTUAL BANK, a federal association

By:	/s/ Ben R. Culver
Name:	Ben R. Culver
Title:	Vice President

SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc.

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President

Applicable Annexes

☒	Annex 1	Customized Terms
☒	Annex 2	Representations and Warranties Concerning Mortgage Loans
☒	Annex 3	Mortgage Loans Subject to CL Commitments
☒	Annex 4	Provisions Relating to Type 1 Nonconforming Loans
☒	Annex 5	Provisions Relating to Type 2 Nonconforming Loans
☐	Annex 6	Provisions Relating to Type 3 Nonconforming Loans
☒	Annex 7	Provisions Relating to Undesignated Loans
☒	Annex 8	Provisions Relating to Aged Mortgage Loans

Annex 1

Customized Terms

1.             Additional Definitions.  The following definitions are added to Section 1 of the Agreement:

“Annual Reporting Date” means the date that is ninety (90) days after the end of each fiscal year (see subsection 13.7(b)).

“Interim Date” means March 31, 2005.

“Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for a particular Mortgage Loan.

“Monthly Reporting Date” means the date that is thirty (30) days after the end of each calendar month (see subsection 13.7(a)).

“Permitted Dividend” means a regular cash dividend declared by Seller and paid to its shareholders, provided that such dividends do not exceed, in the aggregate, during any fiscal year fifty percent (50%) of Seller’s net income for such fiscal year (as calculated on its annual statement of income).

“Seller’s Concentration Limit” means $120,000,000.00 at any one time.

“Used Portion” means, at the time of any determination, the sum of the arithmetic daily averages of the Acquisition Price of all Mortgage Loans previously purchased by MBF but not yet either repurchased by Seller or purchased by a Takeout Investor as of such determination.  MBF’s determination of the Used Portion is binding and conclusive, absent manifest error.

“Wet Funding Deadline” means the five (5) Business Day after the closing of the Mortgage Loan.

“Wet Funding Sublimit” means 30% of the Seller’s Concentration Limit at any one time, provided however, for the first and last five calendar days of each month, the Wet Funding Sublimit means 40% of the Seller’s Concentration Limit at any one time.

2.             Modified or Clarified Definitions Terms.  The following definitions and terms are clarified or modified, as applicable, as follows:

“Acquisition Price”:  The percentage referenced in the definition of “Acquisition Price” in Section 1 of the Agreement is ninety-eight percent (98%).

“Event of Default”:  The amount of Indebtedness referenced in clause (xi) of the definition of “Event of Default” in Section 1 of the Agreement is Fifty Thousand and No/100 Dollars ($50,000.00).

“Guarantor”:  Intentionally deleted.

1

“Investment Return Rate”:  The number of basis points referenced in the definition of “Investment Return Rate” in Section 1 of the Agreement is 162.5 basis points (1.625%).

“Scheduled Repurchase Date”:  The number of days referenced in the definition of “Scheduled Repurchase Date” in Section 1 of the Agreement is ninety (90) days.

No Undisclosed Liabilities:  The amount of liabilities and Indebtedness referenced in Section 12.19 of the Agreement is Twenty-Five Thousand and No/100 Dollars ($25,000.00).

Notices of Actions, Suits or Proceedings:  The amount at issue referenced in Section 13.4 of the Agreement is One Hundred Thousand and No/100 Dollars ($100,000.00).

Debt to Adjusted Tangible Net Worth Ratio:  The ratio referenced in Section 13.11 of the Agreement is: (a) 17:1 for the period commencing June 1, 2005 through and including September 30, 2005, and (b) 15:1 for any time thereafter.

Minimum Adjusted Tangible Net Worth:  The amount referenced in Section 13.12 of the Agreement is Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00).

Minimum Current Ratio:  The ratio referenced in Section 13.13 of the Agreement is 1.05:1.

3.             Deposit Credit.  Section 6 of the Agreement is amended by the addition of the following Section:

6.3           Deposit Credit.  Each month MBF shall credit to Seller against the amounts otherwise payable to MBF hereunder a credit based on the Monthly Available Deposits.  This credit shall be the sum obtained by the daily application of the LIBOR Rate to the Monthly Available Deposit for the month, multiplied by the number of days in such month, and the credit so calculated shall be applied against amounts due from Seller on the next Remittance Date.  The “Monthly Available Deposits” means the arithmetic daily average of the collected balances (after deducting float and balances required by MBF under its normal practices to compensate MBF for the maintenance of such accounts and taking into consideration reserve requirements, insurance premiums and other assessments applicable to such accounts) in non-interest bearing accounts in the name of Seller with MBF.  MBF shall calculate the Monthly Available Deposits and the resulting credit in its sole discretion promptly after the last Business Day of each month.

4.             Additional Seller Representation: Place of Business and Formation.  Section 12 of the Agreement is amended by the addition of the following Section 12.27:

12.27       Place of Business and Formation.  The principal place of business of Seller is 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124.  As of the Effective Date, and during the four (4) months immediately preceding that date, the chief executive office of Seller and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is and has been located at the address set forth for

2

Seller in Section 6 of Annex 1.  As of the Effective Date, Seller’s jurisdiction of organization is Ohio.

5.             Termination.  For the purposes of clause (a) of Section 14 of the Agreement, notice of termination must be delivered not less than thirty (30) days prior to the date of termination.

6.             Notices.  Notices to Seller made pursuant to Section 15.1 of the Agreement shall be addressed as follows:

SIRVA Mortgage, Inc.
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Attention: President
Telecopy No.: (        )         -

Notices to MBF made pursuant to Section 15.1 of the Agreement shall be addressed as follows:

Washington Mutual Bank
Mortgage Banker Finance
620 W. Germantown Pike, Suite 200
Plymouth Meeting, PA 19462
Attention:  Joseph Meehan
Telecopy No.: (610) 828-9657

with a copy to:

Washington Mutual Bank
Legal Department
9200 Oakdale Avenue
Chatsworth, CA 91311
Attention:  Carol A. Robertson
Telecopy No.: (818) 349-2734

3

Annex 2

Representations and Warranties Concerning Mortgage Loans

[Loan Characteristics]

1.             Valid Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first lien (if the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail) or second lien (if the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail) on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing, and the Mortgaged Property is owned by the Mortgagor in fee simple or is a leasehold estate, subject only to:

(a)                                  if the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail, a prior mortgage lien on the Mortgaged Property;

(b)                                 the lien of current real property taxes and assessments not yet due and payable;

(c)                                  covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and

(i)            referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or

(ii)           which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(d)                                 other matters to which like properties are commonly subject to which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest (if the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail) or second lien and second priority security interest (if the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail) on the Mortgaged Property described therein, and Seller has full right to sell and assign the same to MBF.  All tax identifications and property descriptions are legally sufficient; and tax segregations, where required, have been completed.  The Mortgaged Property is not, and as of the date of the origination of the Mortgage Loan was not, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the

1

lien of the Mortgage, except to the extent permitted by the Takeout Investor under any applicable Takeout Commitment.

2.             Deeds of Trust.  If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable by MBF to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

3.             Buydown Loans.  If the Mortgage Loan is a “buydown loan”, the amount of the buydown is fully funded, the period of the buydown does not exceed three years, and the change in the Mortgagor’s interest rate will not exceed 1 percent per annum as a result of the buydown, except as otherwise accepted by buyer.

4.             Full Disbursement of Proceeds.  The Mortgage Loan has been closed, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and, except as specifically permitted by MBF in writing, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been satisfied.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, the FHA mortgage insurance premium or the VA guaranty fee, if applicable, has been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.  There is no obligation on the part of Seller, or of any other party, to make supplemental payments in addition to those made by the Mortgagor.  All future advances, if any, made in connection with the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

5.             No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury.  No such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgage Loan is not subject to a bankruptcy plan, nor has the Mortgagor filed bankruptcy.  The Mortgagor has not notified Seller or any prior servicer of the Mortgage Loan, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940.

6.             Payments Current.  All payments due on the Mortgage Loan, if any, have been made by the Mortgagor, the Mortgage Loan has not been delinquent (i.e. was more than thirty days past due) more than once in the preceding 12 months, and any such delinquency lasted for no more than 30-days.

2

7.             No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

8.             No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.  Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except of interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal and interest.  No subordinate financing was used by the Mortgagor to acquire the Mortgaged Property, except to the extent permitted by the Takeout Investor under any applicable Takeout Commitment.

9.             No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

10.           Ownership.  Immediately prior to MBF’s purchase of the Mortgage Loan, Seller was the sole legal, beneficial and equitable owner of record and holder of the Mortgage Loan.  Except for any applicable Takeout Commitment, the Mortgage Loan has not been assigned or pledged and Seller has good and marketable title thereto and full right to transfer and sell the Mortgage Loan to MBF free and clear of any encumbrance, equity, participation interests, lien, pledge, charge, claim or security interest.  Seller has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to the Agreement, and upon its purchase of the Mortgage Loan MBF has received good and marketable title to the Mortgage Loan free of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, but subject to any applicable Takeout Commitment.  There is no litigation pending or, to the best of Seller’s knowledge, threatened, affecting or relating to Seller which may in any way affect, by attachment or otherwise, the title or interest of MBF in and to the Mortgage Loan, the Mortgaged Property or the Mortgage Note or security instrument.  Each MERS Designated Mortgage Loan is registered on the MERS® System.

11.           Occupancy of the Mortgaged Property.  Except to the extent MBF has specifically agreed in writing to the contrary, the Mortgaged Property is lawfully occupied by the Mortgagor under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

3

12.           No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default resulting from any action or inaction by the Mortgagor.

13.           No Servicing Restrictions.  Except as may be set forth in any applicable Takeout Commitment, no servicing agreement has been entered into with respect to the Mortgage Loan, or if any such servicing agreement has been entered into it has been terminated, and there are no restrictions, contractual, statutory or otherwise, which would impair the ability of MBF to appoint a Successor Servicer with respect to the Mortgage Loan.

14.           No Refinance Agreements.  Neither Seller nor any of its Affiliates have entered into an agreement, formal or informal, with the Mortgagor during the initial origination process of the Mortgage Loan to refinance the Mortgage Loan at some future date as an inducement for the Mortgagor to enter into the original mortgage transaction.

15.           No Adverse Selection.  Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first lien and second lien residential mortgage loans owned by it which were available for sale to MBF.

16.           Right of Rescission.  With respect to refinance loans, the borrower’s right of rescission has not been waived.

17.           No Graduated Payment or Shared Appreciation Feature.  The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

18.           No Construction Loan.  Except as may be permitted by MBF in writing, the Mortgage Loan was not made in connection with the construction or rehabilitation of the Mortgaged Property.

19.           No Liabilities.  There are no liabilities of Seller with respect to the Mortgage Loan or with respect to facts or circumstances prior to the date on which MBF purchased the Mortgage Loan for which MBF would be responsible as a result of its purchase of the Mortgage Loan.

20.           Fair/Predatory Lending.  The Mortgage Loan does not meet the definition of “mortgage” set forth in Section 1602(aa) of the Truth-in-Lending Act.  The Mortgage Loan was originated in full compliance with all state, city or district “high cost” home mortgage or “predatory” lending laws, ordinances, rules or regulations, and would not be considered a “high cost” or “predatory” mortgage loan under any federal, state, local or municipal laws, ordinances, rules or regulations.  No form of predatory lending has been used in connection with the origination of the Mortgage Loan.  For purposes of this paragraph, “predatory lending” includes, but it is not limited to, any deceptive and/or abusive lending practice that is not in the best

4

interest of the borrower(s), including (but not limited to) any one or more of the following practices:

•                  making loans:  (i) strictly on the basis of the borrower’s equity without regard to the proper underwriting of the borrower’s payment ability, and (ii) in a manner that unreasonably jeopardizes the borrower’s equity;

•                  frequent refinancing of loans with fees that can strip the equity from a borrower and which simply generate fee income with no benefit to a borrower;

•                  using pricing terms that far exceed the true risk and cost of making the loan;

•                  including in the loan unearned or otherwise unwarranted fees for services;

•                  making it difficult for borrowers to reduce their indebtedness by adding unreasonably restrictive loan terms and structures; and/or

•                  targeting customers who are less financially sophisticated or otherwise are vulnerable to abusive practices.

21.           Compliance with 5 Percent Fee Limitation.  The origination points, non-pass-through fees and yield spread premium collected on the Mortgage Loan combined do not exceed five (5) points.

22.           Third Party Originations.  If the Mortgage Loan was completely or partially originated, underwritten, closed, funded or packaged by any Person other than Seller (each such mortgage loan, a “TPO Mortgage Loan”):

(a)                                  Seller has received written authorization from the Takeout Investor to sell to MBF TPO Mortgage Loans which comply with the terms and conditions set forth in such authorization, such authorization has not been rescinded, terminated or revoked, and the sale of such TPO Mortgage Loan by MBF to the Takeout Investor will not be inconsistent with, or exceed, any limitations or restrictions stated in such authorization;

(b)                                 Seller has implemented, and the TPO Mortgage Loan was subject to, prudent third-party origination risk management procedures which identify potential deficiencies in TPO Mortgage Loans including, but not limited to, misrepresentations of borrower income and assets and inaccuracies in appraisal reports;

(c)                                  during the time the TPO Mortgage Loan was being originated, and at the Acquisition Date, each entity that participated in the origination of the TPO Mortgage Loan (each a “TPO”)

(i)                                     was duly organized, validly existing and in good standing under the laws of such TPO’s state of organization and

5

(ii)           had all licenses, registrations and certifications in all applicable jurisdictions and such licenses, registrations and certifications were in full force and effect at such times;

(d)                                 each TPO complied with all applicable agreements, contracts, laws and regulations with respect to, and the violation of which might adversely affect, the TPO Mortgage Loan or result in any cost or liability to MBF; and

(e)                                  the TPO and the TPO Mortgage Loan comply with all FNMA and FHLMC requirements for third party originated mortgage loans.  For purposes of this representation and warranty, Seller’s use of a “contract underwriter” will not, by itself, cause a Mortgage Loan to be considered a TPO Mortgage Loan.  In addition, a Mortgage Loan that is partially originated or funded by Seller’s parent corporation, or any other Affiliate of Seller, will not be considered a TPO Mortgage Loan as long as no unaffiliated third party participated in any aspect of the origination or funding of the Mortgage Loan.

23.           Conformity to Takeout Commitment.  The Mortgage Loan conforms in all respects with the requirements of the Takeout Investor under any applicable Takeout Commitment.  The applicable Takeout Commitment, if any, is a legal, valid and binding obligation of Seller and the Takeout Investor, respectively, enforceable against Seller and the Takeout Investor in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship and similar laws, and by equitable principles affecting the enforceability of the rights of creditors, including those relating to specific performance).  The applicable Takeout Commitment is a bona fide current, unused and unexpired commitment by the Takeout Investor pursuant to which such Takeout Investor has irrevocably agreed to acquire the Mortgage Loan not later than the Maximum Takeout Commitment Expiration Date, upon the satisfaction only of those terms and conditions contained in the Takeout Commitment, all of which, in the reasonably anticipated course of events, can be complied with and satisfied prior to such date.

24.           Assignment of Takeout Commitment.  Any Takeout Commitment related to the Mortgage Loan has been duly assigned to MBF.  The assignment of the Takeout Commitment with respect to such Mortgage Loan does not violate the terms of the Takeout Commitment.

[Mortgage Loan Information and Documentation]

25.           Mortgage Loan as Described.  The information contained in all commitments, advises, schedules, computer tapes or other documents or media prepared by Seller or on behalf of Seller or otherwise furnished to MBF relating to the Mortgage Loan is complete, true and correct.  Each of the documents contained in the Wet Funding Documents Package or the Dry Funding Documents Package for each Mortgage Loan is an authentic original document, except that, if a photocopy of such document is permitted to be provided under the Agreement (as indicated on Exhibit D), then such photocopy contained therein is a true, correct and complete photocopy of the original document.

6

26.           Documents.  The Mortgage Note and the Mortgage are on forms acceptable to the Takeout Investor or are instruments approved by MBF, and Seller has not made any representation to the Mortgagor which is inconsistent with the mortgage instruments used.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (b) otherwise, by judicial foreclosure.  Upon default by the Mortgagor and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.  Payments under the Mortgage Note are due on the first day of each month with interest payable in arrears.

27.           Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder; by the terms of the Mortgage Note, however, the provision for acceleration may not be exercised at the time of a transfer if prohibited by federal law or, in the event that the mortgage interest rate for the Mortgage Loan is adjustable, if the prospective purchaser is the transferee of the original mortgagor, meets the applicable creditworthiness standards of the mortgagee and pays an agreed upon fee.

28.           Appraisals.  The appraisal obtained in connection with the origination of the Mortgage Loan, as well as the appraiser who performed it, meet all of the applicable requirements of the Takeout Investor and all applicable Agency Guidelines.  The value of the Mortgaged Property is at least equal to the appraised value stated in the appraisal.

29.           Original Terms Unmodified.  The terms of the Mortgage and Mortgage Note have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of MBF and which has been delivered to and approved by MBF or its designee.  The substance of any such waiver, alteration or modification has been approved by any applicable issuer of a title insurance policy or a primary mortgage insurance policy covering the Mortgage Loan, to the extent required by the policy, and by the Takeout Investor, and its terms are reflected in the Credit File.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by MBF, the Takeout Investor and any applicable issuer of a title insurance policy or a primary mortgage insurance policy covering the Mortgage Loan, to the extent required by the policy, and which assumption agreement is part of the Credit File.

30.           Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).  All parties to the Mortgage Note

7

and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  Seller has reviewed all of the documents constituting the Credit File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations and warranties set forth herein.  There has been no misrepresentation, error or fraud committed in connection with the origination of the Mortgage Loan.

31.           Assignment of Mortgage.  The assignment of mortgage to MBF or MERS is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

32.           Escrow Holdback Loans.  In the event that an escrow holdback was established in connection with the Mortgage Loan, Seller represents and warrants that:

(a)                                  a temporary or final certificate of occupancy has been issued for the Mortgaged Property;

(b)                                 a valid and enforceable written escrow holdback agreement has been executed by the appropriate parties and is in the Credit File.  The escrow holdback agreement includes, among other things:

(i)            a specific description of the work to be completed;

(ii)           a date on which such work must be completed;

(iii)          provisions for completion of the work and disbursement of escrow funds in the event of non-completion or dispute among the parties, and

(iv)          a provision that the mortgagee’s rights under the escrow holdback agreement, including the mortgagee’s rights to the escrow funds, are automatically transferred to any assignee of the escrow holdback loan;

(c)                                  the escrow funds initially retained in connection with the escrow holdback loan equal at least 100 percent of the amount estimated by the contractor to complete the required improvements;

(d)                                 the escrow funds do not exceed the lesser of (i) $100,000 or (ii) 5 percent of the lower of (iii) the sales price of the Mortgaged Property or (iv) the appraised value of the Mortgaged Property assuming the improvements or repairs for which the escrow holdback was established were completed;

8

(e)                                  the escrow funds are separately identified an itemized on the final HUD-1 Settlement Statement;

(f)                                    no loan-to-value ratio or other collateral exceptions have been granted by MBF in connection with the Mortgage Loan;

(g)                                 the title insurance and mortgage insurance (if applicable) have not been, and shall not be, impaired or adversely affected during the escrow holdback period;

(h)                                 any and all requirements for completion of the improvements on the Mortgaged Property shall be satisfied, and all escrow funds shall be fully disbursed, as required by any applicable Takeout Commitment;

(i)                                     as of the date of the certificate of completion, there shall be no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage;

(j)                                     no litigation, proceeding, claim, dispute, demand, or investigation is or shall become pending or threatened relating to the escrow holdback agreement, the work to be performed in accordance therewith, the escrow funds or any other matter related thereto; and

(k)                                  all other representations and warranties made by Seller with respect to the Mortgage Loan are true and correct.

[Compliance]

33.           Compliance with Applicable Laws.  The origination of the Mortgage Loan was in compliance with all federal, state, local and municipal laws, ordinances, rules and regulations including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing and lending disclosure laws.

34.           Servicing Performance.  Prior to the Acquisition Date, the Mortgage Loan has been properly serviced in accordance with all applicable laws, the terms of the Mortgage, Mortgage Note and related documents.  With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with all applicable laws, the Agreement and any applicable Takeout Commitment.  An escrow of funds has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable.  No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note.  All mortgage payment and mortgage interest rate adjustments and notices thereof have been made in strict compliance with all applicable laws and the terms of the related Mortgage Note and any applicable riders or modifications to the Mortgage Note.  Any interest required to be paid

9

pursuant to all applicable laws has been properly paid and credited.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments, ground rents relating to the Mortgage Loan have been paid to the extent such items are required to be paid pursuant to prudent mortgage banking standards and as herein provided.

35.           Acceptable Investment.  Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Note, the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

36.           Agency Requirements.  If the Mortgage Loan is to be acquired by the Takeout Investor under its (a) FHA or VA mortgage loan purchase programs, the mortgage loan complies with all applicable HUD and VA guidelines and regulations, including those relating to underwriting, is insured or guaranteed by FHA or VA, as applicable, complies with all GNMA requirements relating to mortgage loans included in the GNMA mortgage-backed securities pools, and complies or shall comply, on or before the prescribed dates with all GNMA document custodian requirements; and (b) conventional conforming mortgage loan purchase program, the Mortgage Loan complies with all applicable Fannie Mae and Freddie Mac guidelines, including those relating to underwriting, all Fannie Mae and Freddie Mac requirements relating to mortgage loans included in Fannie Mae or Freddie Mac mortgage-backed securities pools, and complies or shall comply, on or before the prescribed dates, with all Fannie Mae or Freddie Mac document custodian requirements.

37.           Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (b) (i) organized under the laws of such state, (ii) qualified to do business in such state, (iii) a federal savings and loan association or national bank having principal offices in such state, or (iv) not doing business in such state.

38.           Origination; Loan Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority.

39.           Underwriting.  The Mortgage Loan was underwritten in accordance with CL’s underwriting guidelines and any underwriting conditions relating to the Mortgage Loan were fully satisfied, the satisfaction of those underwriting conditions is properly documented in accordance with standard industry practices, and such documentation has been submitted to the Takeout Investor.

40.           Compliance with Seller Guide.  The Mortgage Loan and all documents related thereto comply, in all material respects, to all applicable terms, conditions and requirements set forth in the Seller Guide, whether or not the Takeout Investor will be CL.

10

41.           Prepayment Fees.  In the event that the Mortgage Note requires the Mortgagor to pay a fee if the Mortgage Loan is prepaid in full or part within the time periods specified in the Mortgage Note, the provision in the Mortgage Note requiring the payment of such fee (the “Prepayment Provision”) complies with all applicable local, state and federal law, all disclosures required under all applicable law in connection with the Prepayment Provision have been properly provided to the Mortgagor and the enforcement of the Prepayment Provision in accordance with the terms set forth in the mortgage note will be in compliance with all applicable laws and regulations.

[Insurance]

42.           Primary Mortgage Insurance.  In the event the Mortgage Loan has a loan-to-value ratio greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the appraised value is and will be insured as to payment defaults by a primary mortgage insurance policy issued by a mortgage insurer approved by MBF.  All provisions of such primary mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  If the Mortgage Loan provides for negative amortization or for the potential for negative amortization, the primary mortgage insurance policy insures any increase in the principal balance from the original balance of the mortgage note.  If the Mortgage Loan is subject to a primary mortgage insurance policy the Mortgagor is obligated thereunder to maintain the primary mortgage insurance policy and to pay all premiums and charges in connection therewith.  There has been no act or omission which would or may invalidate any such primary mortgage insurance policy.  The primary mortgage insurance policy is eligible for reinsurance by MBF and its Affiliates.  There are no defenses, counterclaims, or rights of set-off against MBF affecting the validity or enforceability of the primary mortgage insurance policy.

43.           Government Loans.  If the Mortgage Loan is subject to a commitment which provides that such Mortgage Loan will be guaranteed by the VA or insured by the FHA, the Mortgage Loan is fully guaranteed or insured, as applicable, and all insurance premiums or guarantee fees due on or before the purchase date have been paid in full.

44.           Title Insurance.  The Mortgage Loan is covered by an ALTA form of lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by, and the binding obligation of, a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien (if the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail) of the Mortgage in the original principal amount of the Mortgage Loan (or, to the extent that the Mortgage Note provides for negative amortization, the sum of such original principal amount and the maximum amount of negative amortization permitted in accordance with the Mortgage Note), or as to the second priority lien (if the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail) of the Mortgage in the combined original principal amount of the Mortgage Loan and the original principal amount of the first lien mortgage loan (or, to the extent that the Mortgage Note provides for negative amortization, the sum of the original principal amount of the Mortgage Loan, the original principal amount of the first lien mortgage loan and the maximum amount of negative amortization permitted in

11

accordance with the Mortgage Note), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions for the Mortgage providing for adjustment in the mortgage interest rate and monthly payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required title insurance unless the premium for such insurance was not paid by the Mortgagor.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will inure to the benefit of MBF without any further act.  No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.  If the Mortgage Loan has a negative amortization feature, the lender’s title insurance policy provides coverage in the amount of 110 percent of the initial amount of the Mortgage Loan (if the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail) or 110 percent of the combined initial amounts of the first lien mortgage loan and the Mortgage Loan (if the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail).

45.           Hazard and Flood Insurance.  The improvements upon the Mortgaged Property are insured against loss by fire and other hazards as required by the Takeout Investor, including flood insurance if required under the National Flood Insurance Act of 1968, as amended.  The Mortgage requires Mortgagor to maintain such casualty insurance at the Mortgagor’s expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefore from the Mortgagor.  The hazard insurance policy is the valid and binding obligation of the insurer, and is in full force and effect and will inure to the benefit of MBF upon its purchase of the Mortgage Loan.  All flood insurance and hazard insurance premiums have been paid when due.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the hazard insurance unless either a “master” or “blanket” hazard insurance policy covering the condominium project or planned unit development in which the Mortgaged Property is located was obtained.  Additionally, if the Mortgaged Property is an individual unit in a condominium project or an individual unit in a planned unit development, then general liability, fidelity and all other insurance required by the Takeout Investor is maintained in connection with the condominium project or planned unit development, and each required insurance policy is in a form and amount, and is issued by an insurer, that is acceptable to the Takeout Investor .  Seller has not engaged in, and has no knowledge of the Mortgagor’s or of any prior servicer of the Mortgage Loan having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein or the validity and binding effect of either.

46.           Coverage of Insurance.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable insurance policy or guarantee including, but not limited to, a title insurance policy, a hazard insurance policy, a primary mortgage insurance policy, FHA insurance coverage, a VA guarantee or a mortgage pool insurance policy obtained in connection with the Mortgage Loan.  In connection with the placement of any such insurance or guarantee, no commission, fee, other unlawful compensation or value of any kind has been or will be

12

received by Seller or any designee of Seller or any corporation in which Seller or any officer, director or employee of Seller had a financial interest at the time of placement of such insurance and, to the best of Seller’s knowledge, no such commission, fee, other unlawful compensation or value of any kind has been received by any attorney, firm or other person or entity.

[Mortgaged Property]

47.           No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the Mortgage.

48.           Location of Improvements.  All improvements which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties encroach upon the Mortgaged Property, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance which is either disclosed or would have been disclosed by an accurate survey.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.

49.           Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances, and there exists no violation of any local, state or federal environmental law, rule or regulation.  The Mortgaged Property is not within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous wastes that are known to contain any hazardous substances or hazardous wastes.

50.           No Encroachments.  No improvements on adjoining properties encroach upon the Mortgaged Property in any respect so as to effect the value or marketability of the Mortgage Loan or the Mortgaged Property.

51.           Condominiums/Planned Unit Developments.  If the Mortgaged Property is a condominium unit or a planned unit development, such condominium or planned unit development project has been approved by the Takeout Investor, meets FNMA, FHLMC or FHA eligibility requirements for sale to FNMA, FHLMC or FHA (as applicable) or is located in a condominium or planned unit development project which has received FNMA, FHLMC or FHA project approval, and the representations and warranties required by FNMA, FHLMC or FHA with respect to such condominium or planned unit developments are deemed to have been made by Seller to MBF and remain true and correct in all respects.  The Credit File contains all required condominium and planned unit development riders to the Mortgage and Mortgage Note.

52.           No Condemnation and Mortgaged Property Undamaged.  There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

53.           Detrimental Conditions.  As of the origination date and the Acquisition Date of the Mortgage Loan, Seller did not know, nor did Seller have any reason to know, that the

13

Mortgaged Property and the improvements constructed thereon were subject to any detrimental conditions which could reasonably be expected to adversely affect the market value of the Mortgaged Property.  The term “detrimental conditions” includes, but is not limited to, expansive soils, underground mines, soil subsidence, landfills, superfund sites, special study zones, and other conditions which affect the stability of the improvements erected on the Mortgaged Property or the drainage on or from the Mortgaged Property.

54.           Location and Type of Mortgaged Property.  The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two-to-four family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No portion of the Mortgaged Property is used for commercial purposes.

55.           Land Trust Loans.  If legal and equitable title to the Mortgaged Property is held by a land trust, Seller represents the following:

(a)           the Mortgaged Property is located in the State of Illinois;

(b)           the land trust is duly formed and validly existing under the laws of the State of Illinois;

(c)           the documents relating to the Mortgage are the binding obligations of the land trust and the beneficiaries of the land trust and such documents are enforceable against the parties in accordance with their respective terms;

(d)           the beneficiaries of the land trust have covenanted to perform or to cause the land trustee to perform, as applicable, all of the obligations imposed upon the borrower under the security instrument;

(e)           neither the Mortgaged Property nor the interests of the beneficiaries in the land trust may be transferred except in accordance with the provisions of the security instrument;

(f)            to the extent permitted by law, the beneficiaries of the land trust have directed the land trustee to waive, and the land trustee has waived, any and all rights of redemption from sale in accordance with the terms of the security instrument;

(g)           the interests of the beneficiaries are deemed personal property under Illinois law;

(h)           Seller has assigned to MBF Seller’s rights under a binding, valid and enforceable agreement among the trustee of the land trust, the beneficiaries of the land trust and Seller pursuant to which the trustee agreed to notify Seller in writing in the event that any beneficiary attempts to transfer, assign or otherwise convey a beneficial interest in the land trust to a third party; and

(i)            the Mortgage Loan complies with all of the requirements of FNMA for land trust loans.

14

56.           Leasehold Loans.  If the Mortgage Loan is secured by a leasehold estate, Seller represents the following:

(a)           the property subject to the lease is located in an area in which leasehold loans have received market acceptance;

(b)           the Mortgage and the title insurance policy cover the improvements to the property and the Mortgagor’s leasehold interest in the land;

(c)           the term of the leasehold estate exceeds the maturity of the Mortgage Note by at least 10 years unless fee simple title vests in the Mortgagor or an owner’s association on an earlier date;

(d)           the leasehold estate, and any purchase option with respect to the land, is assignable or transferable;

(e)           the lease does not contain any default provisions that could give rise to termination of the lease except for non-payment of the lease rents;

(f)            the lease is valid, and in full force and effect and there is no default under any provision of the lease;

(g)           the lease provides that:

(i)            the Mortgagor will pay taxes, insurance and homeowner’s association dues related to the land, in addition to those the Mortgagor is paying with respect to the improvements;

(ii)           the Mortgagor retains voting rights in any homeowner’s association;

(iii)          if the lease contains an option for the Mortgagor to purchase the fee interest in the land, the purchase is at the Mortgagor’s sole option, there is no time limit within which the option must be exercised and the purchase price is the lower of (x) the current appraised value of the land and (y) the product of the percentage of the total original appraised value that represented the land alone and the appraised value of the land and improvements

(iv)          the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor; and

(v)           the lessor will provide the mortgagee with at least thirty (30) days notice of the Mortgagor’s default under the lease and give the mortgagee the option to (x) cure the default or (y) take over the Mortgagor’s rights under the lease.

(h)           the lessor may not require a credit review or impose other qualifying criteria on any transferee, mortgagee or sublessee;

15

(i)            the leasehold estate and the Mortgage may not be impaired by any merger of title between lessor and lessee or by any default of a sublessor; and

(j)            the lease and the leasehold estate meet all of the requirements of FNMA for leasehold loans.

[Hedging Arrangements]

57.           Hedging Arrangements.  If the Mortgage Loan is not the subject of a Takeout Commitment at the time of purchase hereunder, Seller has entered into a Hedging Arrangement applicable to it which has been disclosed to (and approved by) MBF with a Person reasonably satisfactory to MBF.

16

Annex 3

Mortgage Loans Subject to CL Commitments

1.             Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definitions apply:

“AOT Commitment” means a CL Commitment issued by CL under its Assignment of Trade (AOT) commitment option program, which is part of the CL Program.

“CL Commitment” means any irrevocable commitment issued by CL pursuant to CL Program to acquire one or more Mortgage Loans on or before a specified delivery date.

“CL Funding” means, with respect to a Mortgage Loan subject to a CL Commitment, the completion of the transactions required to be completed on the CL Funding Date.

“CL Funding Advice” means the Takeout Funding Advice prepared by CL and delivered to Seller on or before the CL Funding Date itemizing, for a particular Mortgage Loan, the net amount payable by CL.

“CL Funding Date” means the date on which CL acquires ownership of a Mortgage Loan from Seller pursuant to the terms of the CL Commitment.

“Option ARM Loan” means a Mortgage Loan that is an adjustable rate product tied to either the 12-MTA Index (Monthly Treasury Averaged), the 11th District Cost of Funds Index (COFI), or another variable index approved for use in Mortgage Loans by CL and originated for sale to CL.

2.             Modified or Clarified Definitions. The definitions set forth in Section 1 of the Agreement are clarified or modified, as applicable, as follows:

“Credit File”:  In the case of a Mortgage Loan originated for sale to CL under the CL Program, the “Credit File” shall contain all of the records required to be included in the “Credit File” or “credit package” described in Chapter 400 and other portions of the Seller Guide.

“Investment Return Rate”:  For an Option ARM Loan only, the “Investment Return Rate” means the lesser of (i) the interest rate specified in the promissory note for that Mortgage Loan and (ii) the LIBOR Rate plus 162.5 basis points (1.625%) per annum.

“Scheduled Repurchase Date”:  For a Mortgage Loan that is subject to a CL Commitment, the “Scheduled Repurchase Date” shall be the same date as the CL Funding Date.

“Takeout Commitment”:  A CL Commitment is one form of a Takeout Commitment.

“Takeout Funding”:  A CL Funding is one form of Takeout Funding.

“Takeout Funding Advice”:  A CL Funding Advice is one form of a Takeout Funding Advice.

1

“Takeout Guidelines”:  In the case of the CL Program, the Takeout Guidelines include (but are not limited to) the Seller Guide.

“Takeout Investor”:  In addition to the to the investors listed on Exhibit I, “Takeout Investor” includes CL.

3.             Seller’s Continuing Duties. Without limiting the generality of Section 6 of the Agreement, Seller shall obtain and timely deliver to CL the additional documents required under the AOT Commitment option program for each purchased Mortgage Loan for which an AOT Commitment had been issued.

4.             Second Closing. In the case of a Mortgage Loan originated for sale to CL under the CL Program which MBF has purchased under the Agreement on a servicing-retained basis, if Seller has designated CL to receive the documents and rights conveyed by MBF pursuant to subsection 7.3(b) of the Agreement, then the retention by MBF of the Mortgage Note pursuant to Section 7.1 of the Agreement and delivery of documents and conveyance of rights by MBF to CL as designee of Seller under subsection 7.3(b) of the Agreement shall be considered the conveyance of the Mortgage Note, such other documents and rights to CL by Seller for the purpose of establishing Seller’s obligations to complete certain post-sale obligations (and the time periods therefor described in the CL Program). For example, Seller’s obligation under the CL Program to deliver to CL all final closing documents in connection with a Mortgage Loan within the time period described in the Seller Guide shall be measured from the Repurchase Date. On and after the Repurchase Date, CL shall have all rights, privileges and remedies with respect to a Mortgage Loan purchased under the Agreement as it has for Mortgage Loans purchased directly from Seller under the CL Program, including the post-sale remedies described in Chapter 600 of the Seller Guide, and CL shall manage the ownership and servicing of Mortgage Loans purchased under the Agreement as it does all Mortgage Loans purchased directly by it in the first instance under the CL Program.

5.             Note Shipment. Notwithstanding Section 7.1 of the Agreement, if the Mortgage Loan is subject to a CL Commitment, the parties agree that MBF shall retain the Mortgage Note for the benefit of CL.

6.             Early Repurchases. Notwithstanding clause (iii) of Section 8.2(a) of the Agreement, the refusal of CL to honor its Takeout Commitment and complete the purchase of a Mortgage Loan shall not give MBF the right to require the early repurchase of the Mortgage Loan as provided in Section 8.2(a) of the Agreement; provided, however, that if CL has rejected a Mortgage Loan, for any reason, then MBF shall have the right to require the early repurchase of the Mortgage Loan pursuant to Section 8.2(a) of the Agreement. In addition to its obligations under Section 8.2(b) of the Agreement, upon receipt of the provisional Repurchase Price from Seller, MBF shall deliver, or cause to be delivered, to Seller all documents for the Mortgage Loan previously delivered to CL.

7.             CL Program Obligations. On or after the CL Funding Date for a Mortgage Loan originated for sale to CL under the CL Program but purchased under the Agreement, Seller shall have such continuing repurchase obligations for such Mortgage Loan as are provided in the CL Program and all purchase and sale agreements entered thereunder, and nothing in the Agreement

2

shall relieve Seller of its duties and obligations under the CL Program (or similar program) during the Post-Origination Period.

8.             Additional Representations and Warranties Concerning Seller. Seller represents and warrants as of the Effective Date and as of each Acquisition Date as follows: Seller meets all of the eligibility requirements set forth in the Seller Guide for participation in the CL Program and is currently approved by CL to participate in the CL Program.

9.             Additional Representations and Warranties Concerning Mortgage Loans. With respect to a Mortgage Loan for which a CL Commitment has been issued under the CL Program, in addition to each of the representations and warranties set forth in Annex 2, Seller makes each of the additional Seller representations and warranties about the Mortgage Loan contained in the Seller Guide, which are hereby incorporated by this reference.

3

Annex 4

Provisions Relating to Type 1 Nonconforming Loans

1.             Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definitions apply:

“Type 1 Nonconforming Loan” means a Mortgage Loan about which not all of representations and warranties set forth in Annex 2 are true and correct but about which all of the representations and warranties in Section 7 of Annex 4 are true and correct.

“Type 1 Nonconforming Loan Sublimit” means $120,000,000.00 at any one time.

“1NC1 Loan” means a Type 1 Nonconforming Loan that is a first lien Mortgage Loan.

“2NC1 Loan” means a Type 1 Nonconforming Loan that is a second lien Mortgage Loan.

“1NC1 Sub-sublimit” means $120,000,000.00 at any one time.

“2NC1 Sub-sublimit” means $15,000,000.00 at any one time.

2.             Modified or Clarified Definitions. The definitions set forth in Section 1 of the Agreement are clarified or modified, as applicable, as follows:

“Acquisition Price”:  For a 1NC1 Loan, the “Acquisition Price” means an amount equal to ninety-eight percent (98%) of the amount which the Takeout Investor has provisionally committed to pay for such Mortgage Loan in its Takeout Commitment, but in no event more than the Par Value of such a Mortgage Loan. For a 2NC1 Loan, the “Acquisition Price” means an amount equal to ninety-six percent (96%) of the amount which the Takeout Investor has provisionally committed to pay for such Mortgage Loan in its Takeout Commitment, but in no event more than the Par Value of such a Mortgage Loan.

“Investment Return Rate”:  For a 1NC1 Loan only, the “Investment Return Rate” means the LIBOR Rate plus 162.5 basis points (1.625%) per annum. For a 2NC1 Loan only, the “Investment Return Rate” means the LIBOR Rate plus 162.5 basis points (1.625%) per annum.

“Maximum Takeout Commitment Expiration Date”:  For a 1NC1 Loan only, the “Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for such a Mortgage Loan. For a 2NC1 Loan only, the “Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for such a Mortgage Loan.

3.             Purchase and Sale. The following sentence is added to Section 2 of the Agreement:

In no event shall MBF be required to purchase any Type 1 Nonconforming Loan if the Acquisition Price of such Type 1 Nonconforming Loan, when combined

1

with the aggregate Acquisition Price of all Type 1 Nonconforming Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the Type 1 Nonconforming Loan Sublimit. In no event shall MBF be required to purchase any 1NC1 Loan if the Acquisition Price of such 1NC1 Loan, when combined with the aggregate Acquisition Price of all 1NC1 Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the 1NC1 Sub-sublimit. In no event shall MBF be required to purchase any 2NC1 Loan if the Acquisition Price of such 2NC1 Loan, when combined with the aggregate Acquisition Price of all 2NC1 Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the 2NC1 Loan Sub-sublimit.

4.             Seller’s Repurchase Obligations. The following sentence is added to the end of subsection 8.2(a) of the Agreement:

In the case of a Type 1 Nonconforming Loan, if Seller fails to obtain a Takeout Commitment for such Type 1 Nonconforming Loan, or fails to provide to MBF a true and correct photocopy of it or information about it required by Section 13.15, within ninety (90) days after the Acquisition Date, MBF may notify Seller, and notify Seller, and Seller shall promptly repurchase such Mortgage Loan at the Repurchase Price on the date of repurchase.

5.             Additional Seller’s Covenants. Section 13 of the Agreement is amended by the addition of the following Section 13.15:

13.15       Takeout Commitment—Type 1. Seller shall make a commercially reasonable effort to obtain a Takeout Commitment for each Type 1 Nonconforming Loan, and Seller shall provide to MBF a true and correct photocopy of it or information about it (in such format and by such media as MBF may from time to time determine) as soon as practicable after Seller has obtained the Takeout Commitment. MBF acknowledges that a Takeout Commitment for a Type 1 Nonconforming Loan may take the form of a bulk trade commitment concerning a number of Type 1 Nonconforming Loans and certain other loans.

6.             Representations and Warranties Concerning Type 1 Nonconforming Loans. Notwithstanding anything to the contrary in Section 11 of the Agreement, with respect to a Type 1 Nonconforming Loan, Seller only makes each of the following representations and warranties set forth in Annex 2: 1-38 (inclusive), 41, and 43-end (inclusive). In addition, Seller also makes each of the additional representations and warranties with respect to each Type 1 Nonconforming Loan set forth below:

(1)                                  First or Second Lien Loan. The Mortgage is a first lien or a second lien on the Mortgaged Property.

(2)                                  FICO Scores. At the time of origination the Mortgagor had a score on the FICO scale of at least 620.

2

(3)                                  Loan-to-Value Ratio. If the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail, the loan-to-value ratio of the Mortgage Loan is not in excess of 100%. If the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail, the loan-to-value ratio of the first lien mortgage loan and the Mortgage Loan combined is not in excess of 100%.

(4)                                  Debt Service-to-Income Ratio. At the time of origination of the Mortgage Loan, the ratio of the scheduled aggregate annual principal payment on the Mortgage Loan to the annual income of the Mortgagor was not in excess of 50%.

(5)                                  Mississippi Loans. The Mortgaged Property is not located in the State of Mississippi.

(6)                                  Documentation. The Mortgage Loan was documented in compliance with Seller’s full or stated documentation program.

(7)                                  Maximum Cash Out. If the Mortgage Loan was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage, the proceeds of the Mortgage Loan did not exceed the amount of the existing mortgage by more than $150,000.

(8)                                  No Mobile Home/Manufactured Housing Loans. The Mortgage Loan is not secured by a mobile home or by manufactured housing.

(9)                                  No Negative Amortization. The Mortgage Loan does not provide for negative amortization or for the potential for negative amortization.

(10)                            Loan Size Limit. If the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail, the principal amount of the Mortgage Loan is not in excess of $1,000,000 on the Acquisition Date for such Mortgage Loan; if it is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail, the principal amount of the Mortgage Loan is not in excess of $500,000 on the Acquisition Date for such Mortgage Loan.

3

Annex 5

Provisions Relating to Type 2 Nonconforming Loans

1.             Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definitions apply:

“Type 2 Nonconforming Loan” means a Mortgage Loan about which not all of representations and warranties set forth in Annex 2 are true and correct but about which all of the representations and warranties in Section 7 of Annex 5 are true and correct.

“Type 2 Nonconforming Loan Sublimit” means $30,000,000.00 at any one time.

“1NC2 Loan” means a Type 2 Nonconforming Loan that is a first lien Mortgage Loan.

“2NC2 Loan” means a Type 2 Nonconforming Loan that is a second lien Mortgage Loan.

“1NC2 Sub-sublimit” means $30,000,000.00 at any one time.

“2NC2 Sub-sublimit” means $2,000,000.00 at any one time.

2.             Modified or Clarified Definitions. The definitions set forth in Section 1 of the Agreement are clarified or modified, as applicable, as follows:

“Acquisition Price”:  For a 1NC2 Loan, the “Acquisition Price” means an amount equal to ninety-seven percent (97%) of the lesser of (a) the Par Value of such 1NC2 Loan and (b) the Market Value of such 1NC2 Loan. For a 2NC2 Loan, the “Acquisition Price” means an amount equal to ninety-six percent (96%) of the lesser of (a) the Par Value of such 2NC2 Loan and (b) the Market Value of such 2NC2 Loan.

“Investment Return Rate”:  For a 1NC2 Loan only, the “Investment Return Rate” means the LIBOR Rate plus 187.5 basis points (1.875%) per annum. For a 2NC2 Loan only, the “Investment Return Rate” means the LIBOR Rate plus 187.5 basis points (1.875%) per annum.

“Maximum Takeout Commitment Expiration Date”:  For a 1NC2 Loan only, the “Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for such a Mortgage Loan. For a 2NC2 Loan only, the “Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for such a Mortgage Loan.

3.             Purchase and Sale. The following sentence is added to Section 2 of the Agreement:

In no event shall MBF be required to purchase any Type 2 Nonconforming Loan if the Acquisition Price of such Type 2 Nonconforming Loan, when combined with the aggregate Acquisition Price of all Type 2 Nonconforming Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of

1

the Type 2 Nonconforming Loan Sublimit. In no event shall MBF be required to purchase any 1NC2 Loan if the Acquisition Price of such 1NC2 Loan, when combined with the aggregate Acquisition Price of all 1NC2 Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the 1NC2 Sub-sublimit. In no event shall MBF be required to purchase any 2NC2 Loan if the Acquisition Price of such 2NC2 Loan, when combined with the aggregate Acquisition Price of all 2NC2 Loans then held by MBF (and then serviced by Seller or a Successor Servicer), is in excess of the 2NC2 Loan Sub-sublimit.

4.             Seller’s Repurchase Obligations. The following sentence is added to the end of subsection 8.2(a) of the Agreement:

In the case of a Type 2 Nonconforming Loan, if Seller fails to obtain a Takeout Commitment for such Loan, or fails to provide to MBF a true and correct photocopy of it or information about it as required by Section 13.16, within ninety (90) days after the Acquisition Date, MBF may notify Seller, and Seller shall promptly repurchase such Mortgage Loan at the Repurchase Price on the date of repurchase.

5.             Additional Seller’s Covenants. Section 13 of the Agreement is amended by the addition of the following Section 13.16:

13.16       Takeout Commitment—Type 2. Seller shall make a commercially reasonable effort to obtain a Takeout Commitment for each Type 2 Nonconforming Loan, and Seller shall provide to MBF a true and correct photocopy of it or information about it (in such format and by such media as MBF may from time to time determine) as soon as practicable after Seller has obtained the Takeout Commitment. MBF acknowledges that a Takeout Commitment for a Type 2 Nonconforming Loan may take the form of a bulk trade commitment concerning a number of Type 2 Nonconforming Loans and certain other loans.

6.             Representations and Warranties Concerning Type 2 Nonconforming Loans. Notwithstanding anything to the contrary in Section 11 of the Agreement, with respect to a Type 2 Nonconforming Loan, Seller only makes each of the following representations and warranties set forth in Annex 2: 1-38 (inclusive), 41, and 43-end (inclusive). In addition, Seller also makes each of the additional representations and warranties with respect to each Type 2 Nonconforming Loan set forth below:

(1)                                  FICO Scores. If the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail, at the time of origination the Mortgagor had a score on the FICO scale of at least 550. If the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail, at the time of origination the Mortgagor had a score on the FICO scale of at least 620.

2

(2)                                  Loan-to-Value Ratio. If the Mortgage Loan is indicated by Seller to be a first lien Mortgage Loan on the Loan Purchase Detail, the loan-to-value ratio of the Mortgage Loan is not in excess of 90%. If the Mortgage Loan is indicated by Seller to be a second lien Mortgage Loan on the Loan Purchase Detail, the loan-to-value ratio of the first lien mortgage loan and the Mortgage Loan combined is not in excess of 90%.

(3)                                  Debt Service-to-Income Ratio. At the time of origination of the Mortgage Loan, the ratio of the scheduled aggregate annual principal payment on the Mortgage Loan to the annual income of the Mortgagor was not in excess of 50%.

(4)                                  Mississippi Loans. The Mortgaged Property is not located in the State of Mississippi.

(5)                                  Documentation. The Mortgage Loan was documented in compliance with Seller’s full or stated documentation program.

(6)                                  Maximum Cash Out. If the Mortgage Loan was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage, the proceeds of the Mortgage Loan did not exceed the amount of the existing mortgage by more than $150,000.

(7)                                  No Mobile Home/Manufactured Housing Loans. The Mortgage Loan is not secured by a mobile home or by manufactured housing.

(8)                                  No Negative Amortization. The Mortgage Loan does not provide for negative amortization or for the potential for negative amortization.

(9)                                  Loan Size Limit. The principal amount of the Mortgage Loan is not in excess of $500,000 on the Acquisition Date for such Mortgage Loan.

3

Annex 6

Provisions Relating to Type 3 Nonconforming Loans

Intentionally deleted.

1

Annex 7

Provisions Relating to Undesignated Loans

1.             Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definition applies:

“Undesignated Loan” means a Mortgage Loan (i) that is not a Type 1 Nonconforming Loan, a Type 2 Nonconforming Loan, or a Type 3 Nonconforming Loan and (ii) that is not subject to or covered by a Takeout Commitment on the applicable Acquisition Date.

2.             Modified or Clarified Definitions. The definition of “Acquisition Price” set forth in Section 1 of the Agreement is modified as follows:

“Acquisition Price”:  For an Undesignated Loan, the “Acquisition Price” means an amount equal to ninety-eight percent (98%) of the Market Value of such Mortgage Loan, but in no event more than the Par Value of the Mortgage Loan.

“Maximum Takeout Commitment Expiration Date”:  For an Undesignated Loan only, the “Maximum Takeout Commitment Expiration Date” means the date that is ninety (90) days after the Acquisition Date for such a Mortgage Loan.

3.             Seller’s Repurchase Obligations. The following sentence is added to the end of subsection 8.2(a) of the Agreement:

In the case of an Undesignated Loan, if Seller fails to obtain a Takeout Commitment for such Mortgage Loan, or fails to provide to MBF either a true and correct photocopy of it or information about it as required by Section 13.18, within ninety (90) days after the Acquisition Date, MBF may notify Seller, and Seller shall promptly repurchase such Mortgage Loan at the Adjusted Acquisition Price on the date of repurchase.

4.             Additional Seller’s Covenants. Section 13 of the Agreement is amended by the addition of the following Section 13.18:

13.18       Takeout Commitment—Undesignated. Seller shall make a commercially reasonable effort to obtain a Takeout Commitment for each Undesignated Loan, and Seller shall provide to MBF a true and correct photocopy of it or information about it (in such format and by such media as MBF may from time to time determine) as soon as practicable after Seller has obtained the Takeout Commitment. MBF acknowledges that a Takeout Commitment for an Undesignated Loan may take the form of a bulk trade commitment concerning a number of Undesignated Loans and certain other loans.

1

Annex 8

Provisions Relating to Aged Mortgage Loans

1.             Additional Definitions. In addition to the definitions set forth in Section 1 of the Agreement, the following definitions apply:

“Aged Mortgage Loan” means a Mortgage Loan (a) whose Acquisition Price, when added to the Acquisition Prices of all Type 3 Nonconforming Loans and all other Aged Mortgage Loans then owned by MBF, does not exceed the Type 3 NC/Aged Loan Sublimit; (b) whose Acquisition Price, when added to the Acquisition Prices of all other Aged Mortgage Loans then owned by MBF, does not exceed the Aged Mortgage Loan Sub-sublimit; (c) that is approved for classification as an “Aged Mortgage Loan” by MBF in its sole discretion; and (d) that was purchased either (1) subject to a valid Takeout Commitment that has now expired, lapsed or is no longer in full force and effect, or (2) without a Takeout Commitment, and Seller has failed to repurchase the Mortgage Loan pursuant to subsection 8.2(a) by the deadline established by the Annex applicable to that Mortgage Loan. A Mortgage Loan that is classified as an “Aged Mortgage Loan” shall not be considered a “Defective Mortgage Loan” so long as it has such classification.

“Aged Mortgage Loan Sub-sublimit” means $2,000,000.00 at any one time.

“Type 3 NC/Aged Loan Sublimit” means $2,000,000.00 at any one time.

2.             Modified or Clarified Definitions. The following definitions set forth in Section 1 of the Agreement are modified as follows:

“Acquisition Price”:  For any Mortgage Loan that becomes an Aged Mortgage Loan, the “Acquisition Price” means the amount determined at the Acquisition Date according to other provisions of the Agreement subject to reduction after the Acquisition Date pursuant to Section 3.8.

“Event of Default”:  Clause (iii) of the definition of “Event of Default” is amended to read:

(iii)          in any thirty (30) day period, MBF requires Seller to repurchase Mortgage Loans (other than Mortgage Loans that have become Aged Mortgage Loans) pursuant to Section 8 having an aggregate Adjusted Acquisition Price in excess of $1 million; or

“Investment Return Rate”:  For an Aged Mortgage Loan, the “Investment Return Rate” means the LIBOR Rate plus 275 basis points (2.75%) for that period of days during which it is classified as an Aged Mortgage Loan.

3.             Reduced Acquisition Price; Refund. The following Section 3.8 is added to Section 3 of the Agreement:

 3.8          Recalculation of the Acquisition Price. If a Mortgage Loan becomes an Aged Mortgage Loan, the Acquisition Price for the Mortgage Loan

1

shall be reduced, effective on the date of reduction, by the following amounts according to the following schedule (unless MBF waives in advance one or more of these mandatory reductions with respect to a particular Mortgage Loan):

(a)           on the date that a Mortgage Loan becomes an Aged Mortgage Loan, the amount necessary to reduce the Acquisition Price for such Aged Mortgage Loan to an amount equal to ninety percent (90%) of the Par Value of the Mortgage Loan;

(b)           on the date that is thirty (30) days after the first reduction, the amount necessary to reduce the Acquisition Price for such Aged Mortgage Loan to an amount equal to eighty percent (80%) of the Par Value of the Mortgage Loan; and

(c)           on the date thirty (30) days after the second reduction, the amount necessary to reduce the Acquisition Price for such Aged Mortgage Loan to an amount equal to seventy percent (70%) of the Par Value of the Mortgage Loan.

Seller shall pay to MBF each amount by which the Acquisition Price is reduced hereunder, on the date of such reduction, as a partial refund of the initial Acquisition Price, and MBF is authorized to charge either or both of Seller’s Accounts in such amount unless the parties have agreed in writing to a different method of payment. (In the event that Seller’s Accounts do not contain sufficient funds to satisfy in whole any amount due to MBF under this Section 3.8 or if the amount due are not provided by any applicable alternative method of payment agreed by the parties, Seller shall promptly deposit funds in Seller’s Funding Account sufficient to satisfy such amount due to MBF, and Seller shall notify MBF of each such deposit.)  On the date on which MBF has owned a Mortgage Loan that has been an “Aged Mortgage Loan” for ninety (90) days (measured from the date on which it was first classified as such), the Mortgage Loan shall lose its classification as an “Aged Mortgage Loan,” become a “Defective Mortgage Loan” and be repurchased by Seller pursuant to Section 8.2 without the necessity of a further notice from MBF that the Mortgage Loan has become a Defective Mortgage Loan.

4.             Seller’s Repurchase Obligations. The following sentence is added to the end of subsection 8.2(a) of the Agreement:

Notwithstanding the foregoing, if the Mortgage Loan has become an Aged Mortgage Loan, Seller shall have no obligation to repurchase the Mortgage Loan under this subsection 8.2(a) as long as it is classified as an Aged Mortgage Loan.

5.             Additional Seller’s Covenants. Section 13.7 of this Agreement is modified by redesignating subsection “(f)” as subsection “(g)” and by adding a new subsection (f) to read in full as follows:

2

(f)            With respect to an Aged Mortgage Loan, if requested by MBF, a copy of the complete servicing file relating to the Aged Mortgage Loan, an updated title opinion covering the mortgaged property securing the Aged Mortgage Loan issued in form and substance acceptable to MBF and issued by a title company acceptable to MBF, a current appraisal or brokers price opinion certifying the current market value of the mortgaged property securing the Aged Mortgage Loan in form and substance acceptable to MBF, and such other information or documentation relating to the borrower or Mortgaged Property of the Aged Mortgage Loan, all of the foregoing to be provided as MBF in its discretion may request at any time or from time to time, all at the sole cost and expense of Seller; and

Section 13 of the Agreement is further amended by the addition of the following Section 13.19:

13.19       Replacement Takeout Commitment—Aged. Seller shall make a commercially reasonable effort to obtain a renewed or replacement Takeout Commitment for each Aged Mortgage Loan, and Seller shall provide to MBF a true and correct photocopy of it or information about it (in such format and by such media as MBF may from time to time determine) as soon as practicable after Seller has obtained the Takeout Commitment. MBF acknowledges that a Takeout Commitment for an Aged Mortgage Loan may take the form of a bulk trade commitment concerning a number of Aged Mortgage Loans and certain other loans.

3

Exhibit A

Administrative Costs

All usual and customary cost and expenses incurred by MBF in connection with processing, administering and settling of a Mortgage Loan, currently including without limitation:

(a)           an internal allocation for processing expense for each Mortgage Loan in the following amounts (as applicable):

(i)                                     Mortgage Loan purchased under Section 3.5 with a Dry Funding Documents Package or under Section 3.6    with a Wet Funding Documents Package:  $20.00; and

(ii)                                  Mortgage Loan purchased requiring release of warehouse lender lien and interest held by

(x)                                   MBF:  $5.00; or

(y)                                 a third party warehouse lender:  $20.00.

(b)                                 $0.00 internal allocation for processing files regarding a Mortgage Loan repurchased early pursuant to Section 8.2 (unless the repurchase is financed by MBF as Warehouse Lender);

(c)                                  a monthly administration fee on the Monthly Unused Portion. This fee shall be calculated each month at the rate of zero basis points (0.00%) per annum of the Monthly Unused Portion for such month, payable in arrears on or before the later of (a) the Remittance Date or (b) the date on which MBF notifies Seller of the amount of the administration fee that has accrued since the Effective Date or the last date of payment. The “Monthly Unused Portion” means the amount equal to the Seller’s Concentration Limit minus the arithmetic daily average of the (i) Acquisition Price of all Mortgage Loans previously purchased by MBF but not yet repurchased by Seller as of such day plus (ii) if MBF is a Warehouse Lender to Seller, the principal balance of all loans made by MBF to Seller in such capacity outstanding on such day. MBF shall calculate the Monthly Unused Portion in its sole discretion; and

(d)                                 messenger and overnight courier fees.

A-1

Exhibit B

LOAN RECORD LAYOUT FOR NEW LOANS – Jun ‘04

Required Fields: W - Wires  C - Checks  CC – Cashiers Checks

O = Optional Field

Blank = Include field in format, leave data blank

Excel Cell	Field	Type	Req	Description
A	Transaction Type	(C-2)	W,C,CC	Transaction Type Code: 96 = New loan
B	Bank Code	(C-5)	W,C,CC	Constant. Bank Code = BU
C	Customer Code	(C-4)	W,C,CC	Constant. Will be assigned to you by us.
D	Line	(C-4)	W,C,CC	Credit Line Codes will be assigned to you by us.
E	Sublimit	(C-4)	W,C,CC	Sublimit Codes will be assigned to you by us.
F	Loan Number	(C-20)	W,C,CC	Your loan identification number, right justified.
G	Alt Loan ID	(C-13)	W,C,CC	Social Security Number.
H	Name	(C-28)	W,C,CC	Primary Borrower Name (Last, First).
I	Address	(C-35)	W,C,CC	Property Address.
J	City	(C-15)	W,C,CC	City.
K	State	(C-2)	W,C,CC	State abbreviation.
L	Zip	(C-5)	W,C,CC	Zip Code.
M	County	(C-15)	W,C,CC	Name of County.
N	Loan Amount	(N-12-2)	W,C,CC	Original face amount of the Note.
O	Acquisition Cost	(N-11-3)		Leave Blank.
P	Net Loan Amount	(N-12-2)		Leave Blank.
Q	Warehouse Amt.	(N-12-2)	W,C,CC	Requested warehouse amount.
R	Warehouse Date	(C-8)		Leave Blank.
S	Advance Request	(C-8)		Leave Blank
T	Loan Term	(N-4)	W,C,CC	Term to maturity of the underlying loan, expressed in months.
U	Interest Rate	(N-6-3)	W,C,CC	Note Rate.
V	Mortgage Date	(C-8)	W,C,CC	Date the loan closed. Date of the Note.
W	Loan Purpose	(C-20)	W,C,CC	P = Purchase R = Refinance S = Second Mtg X = FHA/VA Streamline Refinance
X	Original LTV	(N-6-2)	W,C,CC	Original Loan to Value, (Original Loan Amount / Original Sales Price or Appraised Value)

Excel Cell	Field	Type	Req	Description
Y	Original CLTV	(N-6-2)	W,C,CC	Original Combined Loan to Value, (Original Loan Amount + Sr Lien Balance / Original Sales Price or Appraised Value)
Z	DTI Ratio	(N-6-2)	W,C,CC	Debt to Income Ratio (Back-End Ratio)
AA	Sr. Lien Balance	(N-12-2)		Leave Blank.
AB	Asset Class	(C-20)	O	Type of asset.
AC	Product	(C-20	W,C,CC	Product Code. We will assign product codes.
AD	Lien Type	(C-20)	W,C,CC	1=First 2=Second
AE	Balloon Flag	(C-20)	O	If balloon, indicate with “Y”, otherwise “N”
AF	Property Type	(C-20)	W,C,CC	1FAM = Single Family Residence 2/4 = Two to Four Family Residences COND = Condominium TOWN = Townhome COOP = Cooperative MF = Multi-family CRE = Commercial Real Estate
AG	Occupancy Code	(C-20)	W,C,CC	O = Owner Occupied, N = Non-owner Occupied
AH	Doc. Level	(C-20)		Leave Blank.
AI	Credit Grade	(C-20)		Leave Blank.
AJ	FICO Score	(C-4)	W,C,CC	Fair Isaac Credit score (lowest of 2 or middle of 3 scores). Leave blank if property is MF or CRE.
AK	Units	(C-1)	O	Number of Housing Units.
AL	MIN #	(C-20)	W,C,CC	MERS / MIN number. Leave blank if property is MF or CRE.
AM	Custodian Code	(C-20)	.	Leave Blank
AN	Investor Code	(C-20)	W,C,CC	We will assign investor codes.
AO	Commitment	(C-16)	W,C,CC	Investor takeout commitment number or if portfolio hedging place PH in the field.
AP	Price	(N-10-6)	W,C,CC	Investor takeout price.
AQ	Expiration	(C-8)	W,C,CC	Expiration date of the investor takeout commitment.
AR	ARM Index	(C-20)		Leave Blank.
AS	First ARM Floor	(N-6-3)		Leave Blank.
AT	Period ARM Floor	(N-6-3)		Leave Blank.
AU	Life ARM Floor	(N-6-3)		Leave Blank.
AV	First ARM Cap	(N-6-3)		Leave Blank.
AW	Period ARM Cap	(N-6-3)		Leave Blank.
AX	Life ARM Cap	(N-6-3)		Leave Blank.

Excel Cell	Field	Type	Req	Description
AY	First Rate Change	(C-8)		Leave Blank.
AZ	Rt Change Freq	(N-3)		Leave Blank.
BA	Next Rt Change	(C-8)		Leave Blank.
BB	Next Pmt Change	(C-8)		Leave Blank.
BC	Teaser Rate	(N-6-3)		Leave Blank.
BD	Monthly Payment	(N-9-2)		Leave Blank.
BE	P&I	(N-9-2)		Leave Blank.
BF	Amortization Type	(C-20)		Leave Blank.
BG	Wire Comments	(C-35)	W	Additional comments in wire instructions.
BH	Payee Name	(C-60)	W, CC	Name of the beneficiary of the funding proceeds.
BI	Payee Address	(C-35)	W, CC	Address.
BJ	Payee City	(C-15)	W, CC	City.
BK	Payee State	(C-2)	W, CC	State abbreviation.
BL	Payee Zip	(C-5)	W, CC	Zip Code.
BM	Payee Bank	(C-12)	W	Receiver Bank for wires.
BN	Funding Type	(C-2)	W,C,CC	01 = Outgoing Wire, 03 = Check, 04 = Cashiers Check
BO	Payee Account	(C-60)	W	Beneficiary Account for wires.
BP	ABA Number	(C-15)	W	Receiver Bank ABA number.
BQ	Draft Date	(C-8)		Leave Blank.
BR	Funding Amount	(N-12-2)	W,C,CC	Amount of the wire or draft.
BS	Further Credit Bank	(C-60)	W	Intermediary wire instructions to further credit a second bank.
BT	Further Credit Account	(C-60)	W	Intermediary wire instructions to further credit a second bank.
BU	Advance Ref. #	(C-12)	C,CC	Draft number if draft, blank if wire.
BV	Funding Eff Date	(C-8)		Leave Blank.
BW	Discount Method	(C-1)		Leave Blank.
BX	Fund Date	(C-8)		Leave Blank.
BY	Fund Ref	(C-12)		Leave Blank.
BZ	Ship Date	(C-8)		Leave Blank.
CA	Ship Method	(C-1)		Leave Blank.
CB	Ship Ref.	(C-12)		Leave Blank.
CC	Ship To	(C-20)		Leave Blank.
CD	Ship Type	(C-1)		Leave Blank.
CE	Note Rec’d Date	(D-8)		Leave Blank.

Exhibit C

Loan Sale Confirmation

Parties	The parties to this Loan Sale Confirmation are the following:

Seller:

Purchaser:	Washington Mutual Bank

Mortgage Loans	THE MORTGAGE LOAN(S) COVERED BY THIS LOAN SALE CONFIRMATION ARE LISTED AND DESCRIBED IN THE ATTACHED SCHEDULE OF MORTGAGE LOAN(S).

Sale:	For value received, Seller hereby conveys to the Purchaser all rights, title and interest in and to the following

(a) The Mortgage Note and the related Mortgage for each Mortgage Loan; (b) all rights to payment thereunder; (c) all rights related thereto, such as financing statements, guaranties and insurance policies (issued by governmental agencies or otherwise), including (i) mortgage and title insurance policies, (ii) fire and extended coverage insurance policies (including the right, if any, to any return premiums), and (iii) if applicable, FHA insurance, VA guaranties, or private mortgage insurance and all rights, if any, in escrow deposits consisting of impounds, insurance premiums, or other funds held in account thereof; (d) all right, title and interest of the owner of such loan in the real property, including all improvements thereon, and the personal property (tangible and intangible) that are encumbered by such mortgage (or deed of trust) and/or security agreements; (e) all rights to service, administer and/or collect such loan and all rights to the payment of money on account of such servicing, administration and/or collection appraisals, computer programs, tapes, discs, cards, accounting records, and other books, records, information, and data relating to such loan necessary to the administration or servicing of such loan (subject to Seller’s right to service set forth in the Mortgage Loan Repurchase Agreement described below); and (f) all accounts, contract rights (including rights under any applicable Takeout Commitment), and general intangibles constituting or relating to such loan.

Price	The price paid for the above-described rights is described (as the “Acquisition Price”) in the attached Schedule of Mortgage Loans.

Seller hereby reaffirms the representations, warranties and covenants made in that certain Mortgage Loan Repurchase Agreement between Seller and Purchaser with respect to Seller on and as of the Effective Date stated therein and with respect to the sold Mortgage Loans on the Acquisition Date, and it hereby remakes all such representations, warranties and covenants on and as of the Acquisition Date.

Definitions	Terms used but not defined herein shall have the meanings assigned to them in the above-referenced Mortgage Loan Repurchase Agreement.

NAME OF SELLER:

AUTHORIZED SIGNATURE:

NAME AND TITLE:

Schedule to Exhibit C, Loan Sale Confirmation

SCHEDULE OF MORTGAGE LOANS

SELLER:

DATE:

Mortgage Loan Number	Mortgagor Last Name	Principal Amount	Acquisition Price	Takeout Investor	Takeout Funding Amount

TOTAL

THIS FORM NOT NECESSARY IF SELLER IS TRANSMITTING DATA ELECTRONICALLY

Exhibit D

Dry Funding Documents Package

1.                                       If a Mortgage Loan is the subject of a Takeout Commitment, a photocopy of Takeout Commitment, or Takeout Commitment information in format acceptable to MBF.

2.                                       The original Mortgage Note as signed and bearing all intervening endorsements, endorsed “Pay to the order of                        without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:  “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form:  “[Last Endorsee], formerly known as [previous name]”).

3.                                       Unless such Mortgage Loan is a MERS Designated Mortgage Loan, an original Assignment in Blank for the Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:  “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form:  “[Last Endorsee], formerly known as [previous name]”). In the case of a MERS Designated Mortgage Loan that is not a MOM Loan, original assignment(s) showing a complete chain of title from the originator to MERS.

4.                                       An original Warehouse Lender’s Release (if the Mortgage Loan is subject to a lien held by a third party Warehouse Lender).

5.                                       Photocopy of Mortgage as signed (with or without recording information on face of document but in the case of a MERS Designated Mortgage Loan, with evidence of the MIN).

Wet Funding Documents Package

1.                                       If a Mortgage Loan is the subject of a Takeout Commitment, a photocopy of Takeout Commitment, or Takeout Commitment information in format acceptable to MBF.

2.                                       Unless such Mortgage Loan is a MERS Designated Mortgage Loan, a photocopy of Assignment in Blank for the Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:  “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form:  “[Last Endorsee], formerly known as [previous name]”). In the case of a

D-1

MERS Designated Mortgage Loan that is not a MOM Loan, original assignment(s) showing a complete chain of title from the originator to MERS.

3.                                       Photocopy of Mortgage Note prepared for signature of Mortgagor.

4.                                       Photocopy of Mortgage prepared for signature of Mortgagor (but in the case of a MERS Designated Mortgage Loan, with evidence of the MIN).

5.                                       Closing Agent’s Wire Instructions.

6.                                       Photocopy of Escrow Instructions from MBF, acknowledged by Closing Agent.

D-2

Exhibit E

Seller’s Power of Attorney

LIMITED POWER OF ATTORNEY

(“Seller”) has entered into that certain Mortgage Loan Repurchase Agreement dated as of                           , 200    , as the same may be amended or supplemented from time to time (the “Repurchase Agreement”), by and between Seller and WASHINGTON MUTUAL BANK, a federal association. All capitalized terms not defined herein shall have the meanings given them in the Repurchase Agreement.

Seller hereby appoints Washington Mutual Bank, a federal association as special attorney-in-fact (“Attorney-in-Fact”) to supply missing Mortgage Note endorsements and missing assignments of Mortgages, on an as needed basis, with regard to Mortgage Loans sold to Washington Mutual Bank, a federal association pursuant to the Repurchase Agreement.

Attorney-in-Fact accepts such appointment and appoints the persons named on that certain Power of Attorney dated as of                           , of which a facsimile is attached hereto and incorporated herein by reference, as same may be amended by Attorney-in-Fact from time to time, as its agents.

This Limited Power of Attorney shall commence and be in full force and effect as of the date hereof and shall remain and be in full force and effect until revoked in writing by Attorney-in-Fact or revoked in writing by Seller, in a format acceptable to Attorney-in-Fact, such as the form of Revocation of Limited Power of Attorney attached hereto as Exhibit E-1, effective as of the date signed by Attorney-in-Fact.

This Limited Power of Attorney is coupled with the interest of Washington Mutual Bank, a federal association, in each such Mortgage Loan as the purchaser and owner thereof pursuant to the terms of the Repurchase Agreement.

Seller does hereby ratify and confirm that the Attorney-in-Fact may exercise any power or authority granted hereunder, irrespective of whether or not a default or an Event of Default has occurred under the Repurchase Agreement. The rights and powers of Attorney-in-Fact hereunder are cumulative of all other rights, remedies, and recourse of Washington Mutual Bank, a federal association under the Repurchase Agreement.

Seller hereby covenants and agrees that it will indemnify, defend, and hold harmless the Attorney-in-Fact and its officers acting hereunder from and against any and all claims, demands, or causes of action, in any way associated with or related to the acts performed under this Limited Power of Attorney.

E-1

IN WITNESS WHEREOF, this instrument is executed by Seller on this          day of                             , 200    .

SELLER:

[ ]

By:
Name:
Title:

STATE OF

COUNTY OF

This instrument was acknowledged before me this      day of      , 200    , by                                                                            on       behalf              of                                                         .

[SEAL]	Notary Public in and for the State of

ACKNOWLEDGED BY
ATTORNEY-IN-FACT:

WASHINGTON MUTUAL BANK,
a federal association

By:
Name:
Title:

E-2

Exhibit E-1

Revocation of Limited Power of Attorney

[date]

WASHINGTON MUTUAL BANK
Attn: Carol A. Robertson
Legal Department
9200 Oakdale Avenue
Chatsworth, CA 91311
Phone: (818) 775-3392
Fax: (818) 349-2734

Reference is made herein to that Limited Power of Attorney granted by                                                               (“Seller”) to WASHINGTON MUTUAL BANK, a federal association (“Attorney-in-Fact”) dated as of                   , 200    .

This document acknowledges and constitutes that Seller hereby revokes, rescinds, and terminates said Limited Power of Attorney and all authority, rights, and power thereto, effective this date. Grantor hereby reaffirms and agrees that it will indemnify, defend, and hold harmless the Attorney-in-Fact and its officers acting under said Limited Power of Attorney from and against any and all claims, demands, or causes of action, in any way associated with or related to the acts performed under the Limited Power of Attorney. This Revocation of Limited Power of Attorney is effective as of the date signed by Attorney-in-Fact.

Signed under seal as of the date above written:

[ ]

By:
Name:
Title:

E-1-1

STATE OF

COUNTY OF

This instrument was acknowledged before me this        day of                           , 200    , by                                                   ,                                                          on behalf of                                                                                                   .

[SEAL]	Notary Public in and for the State of

ACKNOWLEDGED BY
ATTORNEY-IN-FACT:

WASHINGTON MUTUAL BANK,
a federal association

By:
Name:
Title:

E-1-2

Exhibit F

Warehouse Lender’s Release

Ladies and Gentlemen:

We hereby release all right, interest or claim of any kind with respect to the mortgage loan(s) referenced below, such release to be effective automatically without any further action by any part, upon receipt of payment/funding, in one or more installments, from Washington Mutual Bank, a federal association, in accordance with the wire instructions which we delivered to you in a letter dated                               , 200    , in immediately available funds.

Loan #	Mortgagor	Note Amount	Warehouse Amount

Very truly yours,

[WAREHOUSE LENDER]

By:
Name:
Title:

F-1

Exhibit G

Guaranty

THIS GUARANTY (this “Guaranty”) dated as of                                 , 200    , is made by                                                 (“Guarantor”) in favor of WASHINGTON MUTUAL BANK, a federal association, a federal association (“Washington Mutual”).

WITNESSETH

WHEREAS, Washington Mutual has completed or may hereafter complete certain transactions with                                  (“Seller”) pursuant to the terms of a Mortgage Loan Repurchase Agreement of even date herewith (the “Repurchase Agreement”);

WHEREAS, Washington Mutual may have completed, or may hereafter complete, certain secured loans to Seller pursuant to one or more warehouse line of credit agreements (collectively, the “Loan Agreement”);

WHEREAS, the Guarantor will derive substantial benefits from the completion of such transactions with Seller and such loans to Seller;

AGREEMENT

NOW, THEREFORE, (i) to induce MBF, at any time from time to time, to complete such transactions, (ii) at the special insistence and request of MBF, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

1.             Guarantor hereby absolutely and unconditionally guarantees the prompt and punctual payment and performance when due (whether at its maturity, by lapse of time, by acceleration or otherwise) of the Guaranteed Obligations (hereinafter defined).  This is a specific guaranty applicable to and guaranteeing any and all amounts (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law) owing or which hereafter become owing to MBF under the Repurchase Agreement or the Loan Agreement, or in connection with any Mortgage Loan sold and purchased under the Purchase Agreement or pledged under the Loan Agreement, together with all renewals, extensions, increases, replacements, and rearrangements thereof, including all present and future amounts that would become due but for the operation of §502 or §506 or any other provision of Title 11 of the United States Code (hereinafter called the “Guaranteed Obligations”).

2.             Guarantor hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any indebtedness, obligation or liability to which it applies or may apply, and waives presentment and demand for payment thereof, notice of dishonor or nonpayment thereof, notice of intention to accelerate, notice of acceleration, protest, and notice thereof and all other notices and demands, collection or instigation of suit or any other action by MBF in collection thereof, including any notice of default in payment thereof or other notice to, or demand of payment therefor on, any party other than demand on Guarantor for payment under this Guaranty.  Further, Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, V.T.C.A., Civil Practice and Remedies Code §17.001 and Chapter 34 of the Texas Business and Commerce Code.

3.             Guarantor agrees to pay to MBF its collection costs, including reasonable attorneys’ fees, but in no event to exceed the maximum amount permitted by law, if the Guaranteed Obligations are not paid by Guarantor upon demand when due as required herein or if this Guaranty is enforced by suit or through probate or bankruptcy court or through any judicial proceedings whatsoever, and should it be necessary to reduce MBF’s claim to judgment, such judgment shall bear interest at the rate of 10% per annum or such greater maximum rate, if any, allowed by applicable laws.

4.             This is an absolute and unconditional guaranty of payment and not of collection, by Guarantor, jointly and severally with any other guarantor of the Guaranteed Obligations in each and every particular, and Guarantor waives any right to require that (a) any action be brought against Seller or any other person or entity, (b) MBF enforce its rights against any other guarantor of the Guaranteed Obligations, (c) MBF proceed or enforce its rights against or exhaust any security given to secure the Guaranteed Obligations, (d) MBF has Seller joined with Guarantor or any other guarantor of all or part of the Guaranteed Obligations in any suit arising out of this Guaranty and/or the Guaranteed Obligations, or (e) MBF pursue any other remedy in MBF’s powers whatsoever.  MBF shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.  Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Seller or any other guarantor of the Guaranteed Obligations, and shall remain liable hereon regardless of whether Seller or any other guarantor be found not liable thereon for any reason other than payment in full of the Obligations, subject to Paragraph 7 of this Guaranty.  Should MBF seek to enforce the obligations of Guarantor by action in any court, Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Seller or any other person or entity or that Seller or any other person or entity be joined in such cause or that a separate action be brought against Seller or any other person or entity.  The obligations of Guarantor hereunder are several from those of Seller or any other person or entity (including without limitation any other surety for Seller), and are primary obligations concerning which Guarantor is the principal obligor.  All waivers herein contained shall be without prejudice to MBF at its option to proceed against Seller or any other person or entity, whether by separate action or by joinder.  The payment by Guarantor of any amount pursuant to this Guaranty shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof, or any security therefor, unless and until the full amount owing to MBF on the Guaranteed Obligations has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by the Guarantor to the rights of MBF as against Seller and/or any endorsers, sureties or other guarantors.

5.             Guarantor agrees that suit may be brought against Guarantor and any other guarantors of the Guaranteed Obligations, jointly and severally, and against one or more of them, less than all, without impairing the rights of MBF, its successors or assigns, against the other guarantors; nor shall MBF be required to join Seller or any other guarantor or liable party in a suit against a particular guarantor; and MBF may release Seller and/or one or more guarantor(s) or settle with such persons or entities as MBF deems fit without releasing or impairing the rights of MBF to demand and collect the balance of such indebtedness from the other remaining guarantors not so released.

6.             Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that the Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)           Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or the Repurchase Agreement, the Loan Agreement or any other contract or understanding between Seller and MBF, or any other person or entity, pertaining to the Guaranteed Obligations;

(b)           Any adjustment, indulgence, forbearance or compromise that might be granted or given by MBF to Seller or Guarantor or any person or entity liable on the Guaranteed Obligations;

(c)           The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Seller or Guarantor or any other person or entity at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of Seller or Guarantor, or any changes in the shareholders, partners, or members of Seller or Guarantor; or any reorganization of Seller or Guarantor;

(d)           The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or the Repurchase Agreement, the Loan Agreement or any other document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, Seller has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Seller, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(e)           Any full or partial release of the liability of Seller on the Guaranteed Obligations or any part thereof, of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person or entity, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties other than Seller will be liable to perform the Guaranteed Obligations, or MBF will look to other parties to perform the Guaranteed Obligations;

(f)            The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(g)           Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(h)           The failure of MBF or any other person or entity to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(i)            The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations;

(j)            Any payment by Seller to MBF is held to constitute a preference under the bankruptcy laws, or for any reason MBF is required to refund such payment or pay such amount to Seller or someone else;

(k)           Any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations; or

(l)            The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including without limitation by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws.

7.                                       In the event any payment by Seller or any other guarantor of all or part of the Guaranteed Obligations to MBF is held to be a preference under the bankruptcy laws, or if for any other reason MBF is required to refund such payment or pay the amount thereof to any other party, such payment by Seller or by such guarantor to MBF shall not constitute a release of Guarantor from any liability respecting payment of the Guaranteed Obligations, and Guarantor agrees to pay such amount to MBF upon demand.

8.             It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in the Guaranteed Obligations or in this Guaranty, in any note or other instrument, or in any documents securing payment thereof or hereof, or otherwise relating thereto or hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws.  If any excess of interest in such respect is provided for, or shall be adjudged to be so provided for, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Guarantor nor Guarantor’s heirs, successors, or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is the excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at MBF’s option, either applied as a credit against the then unpaid principal amount owing on the Guaranteed Obligations, or refunded, and (d) the effective rate of interest covered by this Guaranty shall be automatically subject to reduction to the maximum lawful rate allowed under applicable usury laws.

9.             This Guaranty is for the benefit of MBF, and for such other persons and entities as may from time to time become or be the holders of any Guaranteed Obligations; and this Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent as the Guaranteed Obligations may be transferable, it being understood that upon the assignment or transfer by MBF of any Guaranteed Obligations, the legal holder of such Guaranteed Obligations shall have all of the rights granted to MBF under this Guaranty.

10.           Payment of all amounts hereunder shall be made at the offices of MBF.

11.           The term “Other Indebtedness” as used herein means all indebtedness, if any, of Seller to MBF other than the Guaranteed Obligations.  If, at any time, there is Other Indebtedness, (a) MBF, without in any manner impairing its rights hereunder, may at its option, but subject to the requirements of the Repurchase Agreement or the Loan Agreement which shall prevail in the case of any conflict between the Repurchase Agreement or the Loan Agreement and this Guaranty, exercise rights of offset by applying any deposit balances to the credit of Seller, first, to the Other Indebtedness, and the balance, if any, to the Guaranteed Obligations, and (b) except as stated in the last sentence of this paragraph, MBF may apply all amounts realized by MBF from collateral or security held by MBF of the payment of Seller’s indebtedness, first, to the Other Indebtedness and the balance, if any, to the Guaranteed Obligations.  If a particular security instrument expressly requires an application different from that permitted under the preceding sentence, proceeds realized by MBF from such security instrument shall be applied as provided in such instrument.

12.           Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor or by depositing the same in the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the address shown below or to such other address as the intended recipient may have specified in a prior written notice received by the sender (and if so given, shall be deemed given when mailed).

13.           This Guaranty shall not be wholly or partially satisfied or extinguished by Guarantor’s partial payment of any amount due on the Guaranteed Obligations, but shall continue in full force and effect as against Guarantor for the full amount of the Guaranteed Obligations until payment in full thereof.

14.           This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of, and be enforceable by MBF and its successors and assigns and each and every other person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations.

15.           The release by MBF of Seller or one or more other guarantors of all or part of the Guaranteed Obligations shall not affect the Guarantor, who shall remain fully liable in accordance with the terms of this Guaranty.

16.           This Guaranty, whether continuing, specific, and/or limited, shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantor or other persons or entities, in favor of MBF or assigned to MBF by others.  This Guaranty is in addition to and not in substitution, replacement or extinguishment of any other prior guaranties of the Guarantor covering the Guaranteed Obligations.

17.           Guarantor represents and warrants that (i) this Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is or will become, on or after the date hereof, indebted; (ii) Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with Guarantor constitutes an unreasonably small amount of capital; or (iii) Guarantor does not intend to incur debts that will be beyond the Guarantor’s ability to pay as such debts mature.

18.           This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State of Texas.

19.           Guarantor hereby represents and warrants to MBF as follows:

(a)           Financial Statements.  Any financial statements and data which have heretofore been given to MBF with respect to the Guarantor fairly present in all material respects the financial condition of the Guarantor as of the date thereof, and, since the date thereof, there has been no material adverse change in the financial condition of the Guarantor.  Guarantor shall promptly deliver to MBF, or Seller in time for Seller to deliver the same to MBF, all financial statements of the Guarantor required to be delivered to MBF pursuant to the Repurchase Agreement.

(b)           Address.  The address of the Guarantor as specified below is true and correct and until MBF shall have actually received a written notice specifying a change of address and specifically requesting that notices be issued to such changed address, MBF may rely on the address stated as being accurate.

20.           No delay on the part of MBF in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right, nor shall any single or partial exercise of any right, power or privilege bar any further or subsequent exercise of the same or any other right, power or privilege.

21.           This Guaranty shall not be changed orally, but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought.

22.           The masculine and neuter genders used herein shall each include the masculine, feminine and neuter genders and the singular number used herein shall include the plural number.  The words “person” and “entity” shall include without limitation individuals, corporations, partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, and governments and any agency or political subdivision thereof.

23.           If any provision of this Guaranty is determined to be invalid by any court of competent jurisdiction or to be in violation of any applicable law, such invalidity or violation shall have no effect on any other provisions of this Guaranty (which shall remain valid and binding and in full force and effect) or in any other jurisdiction, and to that end the provisions of this Guaranty shall be considered severable.

24.           If this Guaranty is given by a corporation, then the undersigned guaranteeing corporation does hereby acknowledge that it has investigated fully the benefits and advantages which will be derived by the undersigned from execution of this Guaranty, and the Board of Directors of the undersigned corporation has decided that, and the undersigned corporation does hereby acknowledge, warrant and represent that, a direct or an indirect benefit will accrue to the undersigned by reason of execution of this Guaranty.

25.           Guarantor hereby expressly waives any right to a trial by jury in any action or legal proceeding arising out of or relating to this Guaranty or the Repurchase Agreement or the Loan Agreement for the transactions contemplated hereby or thereby.

26.           All terms used herein that are not defined in this Guaranty shall have the meanings assigned to them in the Repurchase Agreement or the Loan Agreement.

27.           With respect to any and all disputes arising hereunder, the Guarantor hereby irrevocably and unconditionally:

(a)           Submits for himself and his property in any legal action or proceeding relating to this Guaranty or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Southern District of Texas, and appellate courts from any thereof;

(b)           Consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           Agrees that service of process in any such action or proceeding may be effected by mailing a photocopy thereof by first class registered or certified mail (or any substantially similar form and mail), postage prepaid, to it at its address specified on the signature page hereof;

(d)           Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           Agrees that this Guaranty represents the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.  There are no unwritten oral agreements among the parties hereto.

[Signature page follows]

GUARANTOR:

By:
Name:
Address:

STATE OF	)
) ss
COUNTY OF	)

This instrument was acknowledged before me on this        day of                           , 200    , by                                                                                                                               .

NOTARY PUBLIC, STATE OF

[SEAL]

Exhibit H

Compliance Certificate

SELLER:	SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc.
MBF:	WASHINGTON MUTUAL BANK, a federal association
TODAY’S DATE:	/ /20
REPORTING PERIOD ENDED:	/ /

This certificate is delivered to MBF pursuant to the Mortgage Loan Repurchase Agreement dated as of May 27, 2005 between Seller and MBF (the “Agreement”).  All the defined terms of the Agreement have the same meanings when used herein.

I hereby certify that:  (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Seller designated below; (b) to the best of my knowledge, the financial statements of Seller from the period shown about (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Seller as of the end of the Reporting Period and the results of its operations for Reporting Period; (c) a review of the Agreement and of the activities of Seller during the Reporting Period has been made under my supervision with a view to determining Seller’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature a d period of existence of each Default or Event of Default, if any, and what action Seller has taken, is taking, and proposes to take with respect to each); and (d) the calculations described herein evidence that Seller is in compliance with the requirements of Sections 13.11, 13.12 and 13.13 of the Agreement at the end of the Reporting Period (or if Seller is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Seller proposes to take with respect thereto).

[NAME OF SELLER]
By:
Name:

Title:

SELLER:	[NAME OF SELLER]
REPORTING PERIOD ENDED:	/ /

All financial calculations set forth herein are as of the end of the Reporting Period.

I.                                         ADJUSTED TANGIBLE NET WORTH

The Tangible Net Worth of Seller is:

Shareholder’s Equity:	$
Minus: Intangible Assets:	$
Minus: Advances of loans to Affiliates:	$
Minus: Investments in Affiliates:	$
Minus: Assets pledged to secure liabilities not included in Debt:	$
Minus: Any other Agency nonacceptable assets:	$
TANGIBLE NET WORTH:	$
The Adjusted Tangible Net Worth of Seller is:
Tangible Net Worth (from above):	$
Plus: Subordinated Debt:	$
Plus: 1.00% times unpaid principal balance of Mortgage Loans for which Seller owns the servicing rights:	$
ADJUSTED TANGIBLE NET WORTH:	$
REQUIRED MINIMUM	$6,500,000.00
In compliance?	[Yes or No]

II.                                     DEBT OF SELLER

Total Liabilities	$
Minus: Loan loss reserves:	$
Minus: Deferred taxes arising from capitalized excess servicing fees, operating leases and Subordinated Debt:	$
DEBT:	$

III.                                 DEBT TO ADJUSTED TANGIBLE NET WORTH

Debt (from above):	$
Adjusted Tangible Net Worth (from above)	$
RATIO OF DEBT TO ADJUSTED TANGIBLE NET WORTH:	:1
MAXIMUM PERMITTED	17:1, 6/1/05-9/30/05; 15:1 thereafter
In compliance?	[Yes or No]

IV.                                CURRENT RATIO

Current Assets (assets that are now cash or will be by their terms or disposition be to cash within one year of the date of calculation)	$
Current Liabilities (liabilities due upon demand or within one year from the date of calculation)	$
RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES	:1
Minimum Required	1.05:1
In compliance?	[yes or no]

V.                                    THIRD PARTY REPORTS

All reports received from third parties (such as the SEC, FNMA, GNMA, FHLMC) subsequent to the last reporting period are attached hereto. These reports include the following (if none, write “None”):

VI.                                DEFAULTS OR EVENTS OF DEFAULT

Disclose nature and period of existence and action being taken in connection therewith; if none, write  “None”:

Exhibit I

Takeout Investors
(effective as of                 , 200    )

[to be provided]

I-1

Exhibit J

Electronic Tracking Agreement

J-1

Exhibit K

Bailee Letter

[date]

[Investor name and address]

Ladies and Gentlemen:

Pursuant to the terms and conditions set forth below, we hereby deliver to you, with this letter, an original promissory note (a “Mortgage Note”) evidencing each mortgage loan (a “Mortgage Loan”) listed on the attached schedule, to facilitate your purchase of such Mortgage Loan. Each Mortgage Loan is owned by Washington Mutual Bank, a federal association (the “Bank”) as successor in interest to [Company Name] (the “Seller”), pursuant to that certain Mortgage Loan Repurchase Agreement dated [date], as the same may be amended, modified, extended, or renewed from time to time.

By taking physical possession of this letter and each Mortgage Note delivered hereunder, you hereby agree to the following terms and conditions:

1.                                       You will hold the Mortgage Note(s) and all related Mortgage Loan files in trust as custodian, agent, and bailee, solely on behalf of the Bank, until your status as bailee is terminated as set forth below.  You agree not to release or deliver the Mortgage Note(s) or any other Mortgage Loan document(s) to any party except the Bank, without Bank’s prior written consent.  You will not take any action that may jeopardize the ownership interest of the Bank in the Mortgage Note(s) and related Mortgage Loan.

2.                                       You acknowledge your commitment to purchase the Mortgage Loans and to pay the takeout purchase proceeds for such Mortgage Loans specified on the attached schedule.  You acknowledge that, until there is a completed sale to you pursuant to the commitment, the Bank (or, if it is first resold to the Seller, then the Seller) is the exclusive owner of all right, title and interest in the Mortgage Loan, the related Mortgage Note and Mortgage Loan documents, and the related Mortgage Loan files.

3.                                       You are responsible for making certain that all of the takeout purchase proceeds are paid in accordance with the wire transfer instructions in this Bailee Letter, and you shall have no right, title or interest, legal or equitable, in a Mortgage Loan, the Mortgage Note and related Mortgage Loan documents, or the related Mortgage Loan files, until the identified recipient receives the takeout purchase proceeds.  Upon receipt of the full amount of takeout purchase proceeds, by wire transfer as specified below, the Bank’s ownership interest in the Mortgage Loan shall be fully released and your responsibilities as bailee shall terminate.

4.                                       The Bank reserves the right at any time, until a Mortgage Loan has been purchased by you and the takeout purchase proceeds have been received by the identified recipient, to demand immediate return of the Mortgage Note, and you agree to return the Mortgage Note immediately upon such demand.

1

5.            Within 30 days of the date of this letter, you will either:

Wire the purchase funds to:	Washington Mutual Bank, Coppell TX
ABA:	111-993-776
Account Name:	[Company Name] Funding Account
Account Number:	[Funding Account Number]
Reference:	[Mortgagor Last Name or Loan Number]

-or-

Return the Mortgage Note to Theri Dufour, Washington Mutual Bank, National Operations Center, 555 Dividend Drive, Suite 150, 3545BFTX, Coppell, Texas 75019, phone 800/543-1601.

6.             You shall not honor any further communication from the Bank regarding any Mortgage Loan, while still owned by the Bank, unless it comes from (or is confirmed in writing or in a telephone conversation by) the person signing this Bailee Letter or by any of the following persons:  Leslie J. Collard, Eva L. Torres, Jacquelyn M. West.

7.             You agree to pay, indemnify, and hold the Bank and Bank’s officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, charges, expenses or disbursements (including reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever incurred with respect to any investigation, litigation or proceeding (including any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, dissolution or relief of debtors or any appellate proceeding) (collectively, the “Proceedings”) arising from your noncompliance with the terms of this Bailee Letter, whether or not you are a party to the related Proceedings.

8.             If for any reason you are not able to comply with the terms of this Bailee Letter, you are directed to immediately return each Mortgage Note delivered hereunder, and any other documents or records previously received by you from the Bank with respect to the Mortgage Note(s) or the Mortgage Loan evidenced thereby, to the address set forth in paragraph 5 above.

Sincerely,

WASHINGTON MUTUAL BANK, a federal association

By:
Name:
Title:

2

Directory of Defined Terms

“1NC1 Loan”	Annex 4
“1NC1 Sub-sublimit”	Annex 4
“1NC2 Loan”	Annex 5
“1NC2 Sub- sublimit”	Annex 5
“1NC3 Loan”	Annex 6
“1NC3 Sub-sublimit”	Annex 6
“2NC1 Loan”	Annex 4
“2NC1 Sub-sublimit”	Annex 4
“2NC2 Loan”	Annex 5
“2NC2 Sub-sublimit”	Annex 5
“2NC3 Loan”	Annex 6
“2NC3 Sub-sublimit”	Annex 6

“Acquisition Date”	Section 1
“Acquisition Price”	Section 1, Annex 1; Annex 3; Annex 4; Annex 5; Annex 6; Annex 7; Annex 8
“Act of Insolvency”	Section 1
“Adjusted Tangible Net Worth”	Section 1
“Administrative Costs”	Section 1
“Affiliate”	Section 1
“Aged Mortgage Loan”	Annex 8
“Aged Mortgage Loan Sub-sublimit”	Annex 8
“Agencies”	Section 1
“Agency Guidelines”	Section 1
“Agreement”	Section 1
“Annual Reporting Date”	Annex 1
“AOT Commitment”	Annex 3
“Assignment in Blank”	Section 1

“Bailee Letter”	Section 1
“Business Day”	Section 1

“Capitalized Lease”	Section 1
“Capitalized Rentals”	Section 1
“CL”	Section 1
“CL Commitment”	Annex 3
“CL Funding”	Annex 3
“CL Funding Advice”	Annex 3
“CL Funding Date”	Annex 3
“CL Program”	Section 1
“Compliance Certificate”	Section 1
“Confidential Information”	Section 1
“Credit File”	Section 1; Annex 3
“Current Assets”	Section 1
“Current Liabilities”	Section 1

1

“Current Ratio”	Section 1
“Custodial Account”	Section 1

“Debt”	Section 1
“Default”	Section 1
“Default Rate”	Section 1
“Defective Mortgage Loan”	Section 1
“Dry Funding Documents Package”	Section 1

“Early Repurchase Date”	Section 1
“Effective Date”	Section 1
“Electronic Tracking Agreement”	Section 1
“Eligible Bank”	Section 1
“ERISA”	Section 1
“Event of Default”	Section 1, Annex 8

“FDIC”	Section 1
“FHA”	Section 1
“FHLMC”	Section 1
“FNMA”	Section 1

“GAAP”	Section 1
“GLB Act”	Section 1
“GNMA”	Section 1
“Guarantor”	Annex 1
“Guaranty”	Section 1

“Hedging Arrangement”	Section 1

“Indebtedness”	Section 1
“Interim Date”	Annex 1
“Investment Return Rate”	Section 1, Annex 1; Annex 3; Annex 4; Annex 5; Annex 6; Annex 8

“LIBOR Rate”	Section 1
“Lien”	Section 1
“Litigation”	Section 1
“Loan Purchase Detail”	Section 1
“Loan Sale Confirmation”	Section 1

“Margin Stock”	Section 1
“Market Value”	Section 1
“Material Adverse Change”	Section 1
“Maximum Takeout Commitment Expiration Date”	Annex 1; Annex 4; Annex 5; Annex 6; Annex 7
“MBF”	Section 1
“MERS”	Section 1
“MERS Designated Mortgage Loan”	Section 1

2

“MERS® System”	Section 1
“MIN”	Section 1
“MOM Loan”	Section 1
“Monthly Available Deposits”	Annex 1
“Monthly Reporting Date”	Annex 1
“Mortgage”	Section 1
“Mortgage Loan”	Section 1
“Mortgage Note”	Section 1
“Mortgage Note Rate”	Section 1
“Mortgaged Property”	Section 1
“Mortgagor”	Section 1

“NASD”	Section 1

“Option ARM Loan”	Annex 3
“OTS”	Section 1

“Par Value”	Section 1
“Pass-Through Rate”	Section 1
“Permitted Dividend”	Annex 1
“Person”	Section 1
“Post-Origination Period”	Section 1
“Property Charges”	Section 1

“Regulatory Authority”	Section 1
“Remittance Date”	Section 1
“Repurchase Date”	Section 1
“Repurchase Price”	Section 1
“Requirement of Law”	Section 1

“Scheduled Repurchase Date”	Section 1; Annex 1; Annex 3
“SEC”	Section 1
“Seller”	Section 1
“Seller Guide”	Section 1
“Seller’s Account”	Section 1
“Seller’s Concentration Limit”	Annex 1
“Seller’s Funding Account”	Section 1
“Seller’s Operating Account”	Section 1
“Seller’s Power of Attorney”	Section 1
“Servicing Fee”	Section 1
“Settlement Amount”	Section 1
“Shipping Instructions”	Section 1
“Statement Date”	Section 1
“Subordinated Debt”	Section 1
“Subsidiary”	Section 1
“Successor Servicer”	Section 1
“Successor Servicer Costs”	Section 1

3

“Takeout Commitment”	Section 1; Annex 3
“Takeout Funding”	Section 1; Annex 3
“Takeout Funding Advice”	Section 1; Annex 3
“Takeout Funding Date”	Section 1
“Takeout Guidelines”	Section 1; Annex 3
“Takeout Investor”	Section 1; Annex 3
“Tangible Net Worth”	Section 1
“Term”	Section 1
“Type 1 Nonconforming Loan”	Annex 4
“Type 1 Nonconforming Loan Sublimit”	Annex 4
“Type 2 Nonconforming Loan”	Annex 5
“Type 2 Nonconforming Loan Sublimit”	Annex 5
“Type 3 NC/Aged Loan Sublimit”	Annex 6
“Type 3 Nonconforming Loan”	Annex 6

“UCC”	Section 1
“Undesignated Loan”	Annex 7

“VA”	Section 1

“Warehouse Lender”	Section 1
“Warehouse Lender’s Release”	Section 1
“Warehouse Lender’s Wire Instructions”	Section 1
“Washington Mutual”	Section 1
“Wet Funding”	Section 1
“Wet Funding Deadline”	Annex 1
“Wet Funding Documents Package”	Section 1
“Wet Funding Sublimit”	Annex 1

4

FLEXIBLE EARLY PURCHASE FACILITY
(Repo Contract)

MORTGAGE LOAN REPURCHASE AGREEMENT
by and between
WASHINGTON MUTUAL BANK, a federal association
and

SIRVA MORTGAGE, INC., an Ohio corporation
f/k/a Cooperative Mortgage Services, Inc.

dated as of May 27, 2005

i

8.	Early Repurchase; Other Remedies		23

	8.1	Sale Not Caveat Emptor	23

	8.2	Early Repurchases	23

	8.3	Other Remedies	24

9.	True Sales of Mortgage Loans		25

	9.1	True Sales	25

	9.2	Precautionary Security Interest	25

10.	Seller Representations		26

11.	Representations and Warranties Concerning Mortgage Loans		26

12.	Representations and Warranties Concerning Seller		26

	12.1	Organization and Good Standing	27

	12.2	Authority and Capacity	27

	12.3	No Conflict	27

	12.4	Performance	27

	12.5	Ordinary Course Transaction	27

	12.6	Litigation; Compliance with Laws	27

	12.7	Statements Made	28

	12.8	Approved Company	28

	12.9	Fidelity Bonds	28

	12.10	Solvency	28

	12.11	Reporting	28

	12.12	Financial Condition	28

	12.13	Regulation U	29

	12.14	Investment Company Act	29

	12.15	Agreements	29

	12.16	Title to Properties	29

	12.17	ERISA	29

	12.18	Proper Names	29

	12.19	No Undisclosed Liabilities	30

	12.20	Tax Returns and Payments	30

	12.21	Subsidiaries	30

	12.22	Holding Company	30

	12.23	Credit Information	30

	12.24	No Discrimination	30

	12.25	Home Ownership and Equity Protection Act	31

	12.26	CL Program	31

13.	Seller’s Covenants		31

	13.1	Maintenance of Existence; Conduct of Business	31

	13.2	Compliance with Applicable Laws	31

	13.3	Inspection of Properties and Books	31

	13.4	Notices	31

	13.5	Payment of Debt, Taxes, etc	32

	13.6	Insurance	32

	13.7	Financial Statements and Other Reports	32

	13.8	Limits on Corporate Distributions	33

	13.9	Use of Washington Mutual’s Name	33

	13.10	Reporting	34

	13.11	Debt to Adjusted Tangible Net Worth Ratio	34

	13.12	Minimum Adjusted Tangible Net Worth	34

	13.13	Minimum Current Ratio	34

	13.14	Hedging Arrangements	34

14.	Term		34

15.	Notices; Service		34

	15.1	Notices	34

	15.2	Service	35

16.	Fees and Expenses; Indemnity		35

	16.1	Fees and Expenses	35

	16.2	Indemnity	35

17.	Confidential Information		35

	17.1	Restrictions on Use of Confidential Information	35

	17.2	Controls on Confidential Information	36

	17.3	Audits	36

	17.4	Confidential Information Not Subject to Restrictions	36

	17.5	Required Disclosures	37

	17.6	Continued Restrictions	37

	17.7	Injunctive Relief Permitted	37

18.	Modifications, Consents and Waivers; Entire Agreement		37

19.	Remedies Cumulative		37

20.	Counterparts		38

21.	Governing Law		38

22.	Severability		38

23.	Binding Effect; Assignment or Delegation		38

24.	Annexes, Exhibits and Riders		38

25.	Time of the Essence		38

Annex 1	Customized Terms
Annex 2	Representations and Warranties Concerning Mortgage Loans
Annex 3	Mortgage Loans Subject to CL Commitments
Annex 4	Provisions Relating to Type 1 Nonconforming Loans
Annex 5	Provisions Relating to Type 2 Nonconforming Loans
Annex 6	Provisions Relating to Type 3 Nonconforming Loans
Annex 7	Provisions Relating to Undesignated Loans
Annex 8	Provisions Relating to Aged Mortgage Loans

Exhibit A	Administrative Costs
Exhibit B	Loan Purchase Detail
Exhibit C	Loan Sale Confirmation
Exhibit D	Dry Funding Documents Package/Wet Funding Documents Package
Exhibit E	Seller’s Power of Attorney
Exhibit F	Warehouse Lender’s Release
Exhibit G	Guaranty
Exhibit H	Compliance Certificate
Exhibit I	Takeout Investors
Exhibit J	Electronic Tracking Agreement
Exhibit K	Bailee Letter

Directory of Defined Terms

v